AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

BETWEEN

ACF FINCO I LP

AND

CASTLE BRANDS INC.
AND
CASTLE BRANDS (USA) CORP.

Dated September 22, 2014

TABLE OF CONTENTS

ARTICLE 1.DEFINITIONS.
ARTICLE 2.THE LOANS.
2.1. 2.1.A. 2.2. 2.3. 2.4. 2.5. 2.6. 2.7. 2.8. 2.9. ARTICLE 3.INTEREST AND FEES.
Revolving Credit; Revolving Credit Note.
Term Loan.
Conditions To Loans and Advances.
Overadvances.
Reserves.
Manner of Revolving Credit Borrowing; Notice of Borrowing.
Collections.
Crediting of Funds.
Records of Lender; Accounting.
Payment on Revolving Credit Termination Date; Termination of Advances.

3.1. 3.2. 3.3. 3.4. 3.5. 3.6. 3.7.	Interest. Facility Fee. Collateral Management Fee. Commitment Fee. Field Examination Fees; Appraisals. Late Document Fee. Liquidated Damages.
ARTICLE 4.COLLATERAL AND SECURITY INTEREST.

4.1. 4.2. 4.3. 4.4. 4.5. 4.6. 4.7. 4.8. ARTICLE 5.REPRESENTATIONS.
Grant of Security Interest.
Nature of Security Interest.
Perfection and Protection of Security Interest.
Limited License.
Rights of Lender as Secured Party.
Communication with Account Debtors.
Confirmatory Written Assignments.
Lender’s Right to Perform Borrower’s Obligations.

5.1. 5.2. 5.3. 5.4. 5.5. 5.6. 5.7. 5.8. 5.9. 5.10. 5.11. 5.12. 5.13. 5.14. 5.15. 5.16. 5.17. 5.18. 5.19. 5.20. 5.21. 5.22. 5.23. 5.24.
Organization, Qualification and Structure.
Legally Enforceable Agreement.
Name and Address.
Location of Collateral; Equipment List.
Title; Liens; Permitted Liens.
Existing Indebtedness.
Financial Statements.
Solvent Financial Condition.
General intangibles, Patents, Trademarks, Copyrights and Licenses.
Existing Business Relationships.
Investment Company Act: Federal Reserve Board Regulations.
Anti-Money Laundering and Terrorism Regulations.
Tax Returns.
Litigation.
ERISA Matters.
O.S.H.A.
Environmental Matters.
Labor Disputes.
Location of Bank and Securities Accounts.
Compliance With Laws.
Capital Structure.
No Other Violations.
Full Disclosure.
Survival of Representations.

ARTICLE 6.FINANCIAL INFORMATION TO BE DELIVERED TO LENDER.

6.1. 6.2. 6.3. 6.4. 6.5. 6.6. 6.7. 6.8. 6.9. 6.10. 6.11.
Borrowing Base Certificates.
A/R and A/P Aging; Perpetual Inventory Report.
Ineligible Receivables/Ineligible Inventory.
Annual Financial Statements; Compliance Certificates.
Monthly Reconciliations; Quarterly Financial Statements; Compliance Certificates.
Physical Inventory Report.
Projections.
Customer and Vendor Lists.
Insurance.
Tax Returns.
Other Information.

ARTICLE 7.AFFIRMATIVE COVENANTS.

7.1. 7.2. 7.3. 7.4. 7.5. 7.6. 7.7. 7.8. 7.9. 7.10. 7.11. 7.12. 7.13. ARTICLE 8.NEGATIVE COVENANTS.
Use of Loan Proceeds.
Business and Existence; Trade Names.
Taxes.
Compliance with Laws.
Maintain Properties; Insurance.
Business Records.
Delivery of Documents and Instruments.
Name Change; Organizational Change; Creation of Affiliates.
Change of Offices; Records.
Change of Fiscal Year.
Access to Books and Records.
Solvency.
Notice to Lender.

8.1. 8.2. 8.3. 8.4. 8.5. 8.6. 8.7. 8.8. 8.9. 8.10. 8.11. 8.12. 8.13. 8.14. 8.15. 8.16. 8.17. 8.18. 8.19. 8.20.
Indebtedness.
Mergers; Consolidations; Acquisitions.
Sale or Disposition.
Real Property Defaults.
Liens and Encumbrances.
Dividends and Distributions; Payment of Indebtedness.
Guaranties; Contingent Liabilities.
Removal of Collateral.
Transfer of Notes or Accounts.
Settlements.
Change of Business.
Change of Accounting Practices.
Inconsistent Agreement.
Loan or Advances; Personal Expenses.
Investments.
Bank Accounts.
Transactions with Affiliates.
Capital Expenditures.
EBITDA.
Offerings of Equity Interests.

ARTICLE 9.EVENTS OF DEFAULT; REMEDIES OF LENDER.

9.1. 9.2. 9.3. ARTICLE 10.GENERAL PROVISIONS.	Events of Default. Rights and Remedies with Respect to Loans and Advances. Rights and Remedies with Respect to Collateral.

10.1. 10.2. 10.3. 10.4. 10.5. 10.6. 10.7. 10.8. 10.9. 10.10. 10.11. 10.12. 10.13. 10.14. 10.15. 10.16. 10.17. 10.18. 10.19. 10.20. 10.21. 10.22.
Amendment and Restatement of Loan and Security Agreement.
Construction if Multiple Borrowers.
Rights and Remedies Cumulative.
Reinstatement.
Successors and Assigns.
Notice.
Strict Performance.
Waiver.
Construction of Agreement.
Expenses; Taxes.
Reimbursements Charged to Revolving Credit.
Marketing and Advertising.
Waiver of Right to Jury Trial.
Indemnification by Borrower.
Savings Clause for Indemnification.
Lender’s Performance.
Entire Agreement; Amendments; Lender’s Consent.
Cross Default; Cross Collateralization.
Execution in Counterparts.
Severability of Provisions.
Governing Law; Consent To Jurisdiction.
Table of Contents; Headings.

DEFINITIONS SCHEDULE

DISCLOSURE SCHEDULE

REVOLVING CREDIT SUBLIMIT SCHEDULE

EXHIBIT A: NOTICE OF BORROWING

EXHIBIT B: BORROWING BASE CERTIFICATE

EXHIBIT C: COMPLIANCE CERTIFICATE

EXHIBIT D: CONTROL STATE BAILMENT AGREEMENT

This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (together with all Schedules and Exhibits hereto, this “Agreement”) between ACF FINCO I LP, a Delaware limited partnership (and successor-in-interest to Keltic Financial Partners II, LP) (“Lender”) and CASTLE BRANDS INC., a corporation organized under the laws of the State of Florida (“CBI”) and CASTLE BRANDS (USA) CORP. a corporation organized under the laws of the State of Delaware (“CBUSA”) (individually and collectively, “Borrower”), is dated the date of execution by Lender on the signature page of this Agreement (the “Effective Date”).

RECITALS: Borrower has requested Lender to extend loans to Borrower under a revolving credit facility to support Borrower’s working capital needs and for other purposes as described in this Agreement. Lender is willing to extend such loans to Borrower subject to the terms and conditions set forth in this Agreement. This Agreement amends and restates in its entirety, and is given in replacement of and in substitution for, but not in repayment of, the Loan and Security Agreement between Lender and Borrower dated as of August 19, 2011, as amended by a First Amendment effective July 23, 2012, by a Second Amendment effective March 11, 2013, by a Third Amendment effective August 7, 2013, by a Fourth Amendment, Waiver and Consent effective October 21, 2013, by a Fifth Amendment, Waiver and Consent effective November 14, 2013 and by a Sixth Amendment effective as of June 30, 2014.

AGREEMENT:

ARTICLE 1. DEFINITIONS. Unless defined in the Recitals, above, in the body of this Agreement, or in the Exhibits or other Schedules hereto, capitalized terms have the meanings given to such terms in the Definitions Schedule. The Definitions Schedule also provides meanings for certain other phrases used in this Agreement (whether or not capitalized). Each term defined in the singular shall be interpreted in a collective manner when used in the plural, and each term defined in the plural shall be interpreted in an individual manner when used in the singular.

ARTICLE 2. THE LOANS.
2.1. Revolving Credit; Revolving Credit Note. Subject to the terms and conditions of this Agreement and as long as no Default or Event of Default then exists, on Borrower’s request prior to the Revolving Credit Termination Date Lender shall lend to Borrower under a revolving credit facility (the “Revolving Credit”) a principal sum (the “Borrowing Capacity”) equal to the lesser of (a) TWELVE MILLION AND 00/100 DOLLARS ($12,000,000.00) (the “Revolving Credit Limit”), or (b) the Borrowing Base. The maximum principal amount of any Advance shall not exceed an amount equal to the amount of the Borrowing Capacity less the aggregate amount of all Obligations relating to the Revolving Credit then outstanding. Within the limits of the Borrowing Capacity, and subject to terms and conditions of this Agreement, prior to the Revolving Credit Termination Date Borrower may borrow, repay and reborrow the principal amount of the Revolving Credit. Borrower’s obligation to pay the principal of, and interest on, Advances made to Borrower and the Revolving Credit shall be evidenced by an Authenticated promissory note in form and content acceptable to Lender in its sole discretion (the “Revolving Credit Note”). Borrower acknowledges and agrees that to the extent any portion of the Revolving Credit will be made available to Borrower under any sublimit described in the Revolving Credit Sublimit Schedule (each, a “Sublimit”), such Sublimit shall be subject to the terms and conditions of this Agreement applicable to the Revolving Credit and to the additional terms and conditions contained in the Revolving Credit Sublimit Schedule applicable to such Sublimit.

2.1.A. Term Loan. Subject to the terms and conditions of this Agreement Lender shall extend to Borrower a term loan in a maximum original principal amount equal to FOUR MILLION AND 00/100 DOLLARS ($4,000,000.00) (the “Term Loan”). The Term Loan shall be subject to the terms and conditions of this Agreement and shall be subject to such additional terms and conditions contained in an Authenticated promissory note in form and content acceptable to Lender delivered by Borrower to Lender evidencing Borrower’s obligation to pay the principal of, and interest on, the Term Loan (the “Term Note”). Prior to the Maturity Date of the Term Loan Borrower may prepay the outstanding principal amount of the Term Loan, in whole or in part. Each prepayment of the principal amount of the Term Loan shall be in a minimum aggregate principal amount of Ten Thousand and 00/100 Dollars ($10,000.00) or in a larger multiple of Five Thousand and 00/100 Dollars ($5,000.00). Each prepayment of principal of the Term Loan shall also be subject to the requirements of Section 3.7.

2.2. Conditions To Loans and Advances. Lender’s obligation to make any Loan or Advance under this Agreement is subject to the following conditions precedent: after giving effect to such Loan or Advance (a) that as of the date of such Loan or Advance, no Default or Event of Default shall have occurred and be continuing; (b) that the representations set forth in ARTICLE 5 and in the other Loan Documents shall be true and complete on and as of the date of such Loan or Advance; and (c) that on and as of the date of such Loan or Advance Borrower shall have complied with all covenants and agreements set forth in ARTICLE 6, ARTICLE 7 and ARTICLE 8 and in the other Loan Documents. Borrower’s acceptance of each Loan or Advance under this Agreement shall constitute a confirmation by Borrower, as of the date of such Loan or Advance, after giving effect to such Loan or Advance (i) of the accuracy and completeness of the representations set forth in ARTICLE 5 and in the other Loan Documents, (ii) of Borrower’s satisfaction of the covenants and agreements set forth in ARTICLE 6, ARTICLE 7 and ARTICLE 8 and in the other Loan Documents, and (iii) of the absence of any Default or Event of Default. Borrower shall confirm such matters by delivery to Lender of an Authenticated “Compliance Certificate” as provided in Section 6.4 and Section 6.5, and if requested by Lender by delivery of a Compliance Certificate with any “Notice of Borrowing” (as described in Section 2.5) requesting an Advance.

2.3. Overadvances. Lender shall not be required to make any Advance at any time in a principal amount that would, when aggregated with the principal amount of Advances then outstanding, exceed the Borrowing Capacity. If the Obligations of Borrower incurred under the Revolving Credit exceed the Borrowing Capacity for any reason (the amount of such excess to be referred to as an “Overadvance”), then (a) such Overadvance will constitute an Advance for purposes of this Agreement, (b) payment of such Overadvance will be secured by the Collateral, (c) Borrower shall immediately repay the amount of such Overadvance without notice or demand by Lender, and (d) Lender may in Lender’s sole discretion refrain from making any additional Advances until the Overadvance has been repaid to Lender in full. Notwithstanding anything to the contrary contained herein, in no event shall Advances of the Revolving Credit exceed the Revolving Credit Limit.

2.4. Reserves. Lender may at any time establish one or more reserves (“Reserves”) under the Revolving Credit in Lender’s sole discretion. A Reserve may limit the Borrowing Capacity, reduce the Borrowing Base (by reduction of an advance rate set forth in the Borrowing Base or otherwise), or otherwise restrict Borrower’s ability to borrow under the Revolving Credit. Lender shall endeavor to notify Borrower promptly after the establishment of any Reserve; provided, however, under no circumstance shall the delivery or receipt of any such notice constitute a condition to Lender’s establishment of any Reserve. Lender shall establish a Reserve for dilution of Accounts Receivable (the “Dilution Reserve”) in an amount equal to seven and eight tenths percent (7.8%) of Borrower’s aggregate Accounts Receivable. Following the Initial Field Exam and after each subsequent field examination or audit Lender shall review the Dilution Reserve and adjust the Dilution Reserve based on the results of such examination or audit as Lender deems appropriate in Lender’s sole discretion.

2.5. Manner of Revolving Credit Borrowing; Notice of Borrowing. Borrower shall request each Advance by delivering an Authenticated Notice of Borrowing in the form of Exhibit A (a “Notice of Borrowing”) to Lender (a) by facsimile, or (b) by electronic transmission including, without limitation, e-mail. Borrower must verify Lender’s receipt of each Notice of Borrowing by telephone confirmation, or upon Borrower’s request by Borrower’s receipt of confirming e-mail from Lender. Subject to the terms and conditions of this Agreement, Lender shall deliver the amount of the Advance requested in the Notice of Borrowing for credit to any account of Borrower (other than a payroll account) at a bank in the United States of America as Borrower may specify by wire transfer of immediately available funds (i) on the same day if the Notice of Borrowing is received by Lender on or before 11 a.m. Eastern Time on a Banking Day, or (ii) on the immediately following Banking Day if the Notice of Borrowing is received by Lender after 11 a.m. Eastern Time on a Banking Day, or is received by Lender on any day that is not a Banking Day. Lender shall charge to the Revolving Credit Lender’s usual and customary fees for the wire transfer of each Advance.

2.6. Collections.

(a) Borrower shall open a lockbox (the “Lockbox”) with a financial institution acceptable to Lender (the “Depository Bank”) pursuant to documents with the Depository Bank that are in form and content acceptable to Lender. Borrower shall instruct all Account debtors to forward all payments of Receivables by check to the Lockbox and shall instruct all Account Debtors paying Receivables by wire transfer or other electronic payments to make such payments to the Blocked Account. Borrower shall require each customer making a payment of a Receivable by check or other instrument to make such check or instrument payable to the order of (i) Borrower, or (ii) Lender, or (iii) Borrower and Lender jointly. Collected funds in the Lockbox shall be deposited into an account with the Depository Bank established by Lender and subject to Lender’s sole dominion and control (including, but not limited to the sole power of withdrawal) (the “Blocked Account”). The agreement(s) relating to the Blocked Account between Lender, the Depository Bank and Borrower shall be in form and content satisfactory to Lender.

(b) All Proceeds of Collateral received by Borrower, including cash, checks, drafts, notes, acceptances or other forms of payment, and whether Proceeds of Receivables, Inventory, insurance claims or other otherwise, shall be received by Borrower in trust for Lender. Borrower shall deliver all Proceeds of Collateral in Borrower’s possession to the Blocked Account immediately after receipt, in precisely the form received (except for the endorsement or assignment of Borrower where necessary).

(c) Borrower shall cause Persons processing or collecting any credit card payments or Proceeds of Receivables on behalf of Borrower to deliver such payments or Proceeds to the Blocked Account promptly, but not less frequently than once every week.

2.7. Crediting of Funds. Each Banking Day Lender shall withdraw available funds from the Blocked Account, deposit such funds in the Settlement Account, and credit available funds received in the Settlement Account to the payment of the Obligations. Lender shall credit to the payment of the Obligations any other form of funds received by Lender in the Settlement Account for which Lender has received notice that such funds are collected and available to Lender (i) on the same day of Lender’s receipt of such notice if such notice is received by Lender on or before 2 p.m. Eastern Time on a Banking Day, and (ii) on the Banking Day immediately following Lender’s receipt of such notice if such notice is received by Lender after 2 p.m. Eastern Time on a Banking Day, or if such notice is received by Lender on a day that is not a Banking Day. In the absence of an Event of Default, all funds credited to the repayment of the Obligations will be applied in the following order:

(a) to reimburse Lender and/or Issuing Lender, as the case may be, for any L/C Disbursements (or portion thereof) that remain outstanding and unpaid, and to any unpaid interest, fees and expenses in connection therewith;

(b) to unpaid fees and expenses;

(c) to unpaid interest;

(d) if then due and payable, to the outstanding and unpaid principal balance of the Term Loan;

(e) the outstanding principal balance of the Revolving Credit (including, but not limited to, the outstanding principal balance of any Sublimit if then payable); and

(f) to all other Obligations in such order as Lender shall elect.

All funds credited to the payment of the Obligations are conditional upon final payment to Lender in cash or solvent credits of the items giving rise to such funds. If any item credited to the payment of the Obligations is not paid to Lender or payment thereof is rescinded or required to be returned by Lender, the amount of any credit given for such item shall be charged to the balance of the Obligations whether or not the item is returned. For the purpose of computing interest on the Obligations, interest shall continue to accrue on the amount of any funds credited to the payment of the Obligations by Lender for a period of three (3) Banking Days after the date so credited.

2.8. Records of Lender; Accounting. Lender shall maintain Records relating to the Obligations, Loans and Advances (including schedules maintained electronically) containing such annotations as Lender deems appropriate, including but not limited to annotations regarding the dates and amounts of Advances, the principal balance of any Loan, and the dates and amounts of repayments of any Loans, and shall account to Borrower monthly. In the absence of manifest error each accounting and Record of any annotations delivered to Borrower shall be conclusive and binding upon Borrower unless Borrower delivers to Lender written notice of any objection within ten (10) Banking Days of receipt. If Borrower disputes the accuracy of any accounting or Record, Borrower’s notice shall specify in detail the particulars of its basis for contending that such accounting or Record is inaccurate. No failure of Lender to render any accounting, or error by Lender in any accounting, in its Records or in making any annotation shall affect the obligation of Borrower to pay and perform the Obligations pursuant to the terms of this Agreement and the other Loan Documents.

2.9. Payment on Revolving Credit Termination Date; Termination of Advances. On the Termination Date of a Loan Borrower shall pay to Lender in cash the entire outstanding principal balance of such Loan, plus all accrued and unpaid interest thereon, plus all fees, costs, expenses and other amounts payable to Lender under this Agreement and the other Loan Documents, plus all other Obligations payable in connection with such Loan pursuant to the terms of this Agreement and the other Loan Documents. Lender shall not be obligated to make or continue to extend any Advance to Borrower under the Revolving Credit after the Revolving Credit Termination Date.

ARTICLE 3. INTEREST AND FEES.
3.1. Interest. Borrower shall pay interest on the principal amount of the Revolving Credit to Lender until all Obligations with respect to the Revolving Credit have been finally and indefeasibly paid in cash to Lender and performed in full. Interest shall accrue daily on the daily unpaid principal amount of the Revolving Credit, and Borrower shall pay interest to Lender monthly in arrears commencing on the first Banking Day of the calendar month immediately following the Effective Date and on the first Banking Day of each calendar month thereafter and on the Revolving Credit Termination Date. The interest rate on the Revolving Credit shall equal:

(a) if no Default or Event of Default has occurred and is continuing, the Revolving Credit Rate; and

(b) if a Default or an Event of Default has occurred and is continuing, the Default Rate.

Borrower shall pay to Lender interest on the outstanding principal amount of the Term Loan at such rates and at such times as provided in the Term Note until all Obligations with respect to the Term Loan have been finally and indefeasibly paid to Lender in cash and performed in full

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in no event shall any interest paid to Lender on the Loans exceed an amount that would cause the interest rate on the Loans to exceed the maximum rate permitted by applicable law. Any amount of interest paid to Lender that is finally and irrevocably determined by a court of competent jurisdiction to exceed the maximum interest payable on the Loans under applicable law shall be, at Lender’s sole discretion, applied to the outstanding principal amount of the Revolving Credit, any fees, expenses or other amounts payable hereunder, or returned by Lender to Borrower promptly thereafter.

3.2. Facility Fee. Borrower shall pay to Lender a fee (the “Facility Fee”) equal to the sum of:

(a) Annually with respect to the Revolving Credit, three quarters of one percent (0.75%) of the maximum principal amount of the Revolving Credit until all Obligations with respect to the Revolving Credit are finally and indefeasibly paid in cash to Lender and performed in full; plus

(b) Monthly with respect to the Term Loan, an amount equal to Two Thousand and 00/100 Dollars ($2,000.00) until all Obligations with respect to the Term Loan are finally and indefeasibly paid in cash to Lender and performed in full.

The portion of the Facility Fee payable in connection with the Term Loan shall be paid in advance on the first day of each calendar month. Borrower acknowledges and agrees that the portion of the Facility Fee payable in connection with the Revolving Credit shall be earned in full on the Effective Date and on first (1st) day of each subsequent Contract Year. In the absence of the occurrence and continuation of an Event of Default the portion of the Facility Fee payable in connection with the Revolving Credit shall be paid in twelve (12) equal monthly installments, in advance, on the first day of each calendar month. Upon the occurrence of any Event of Default and written notice by Lender, or on the Revolving Credit Termination Date, Borrower shall immediately pay to Lender the portion of the Facility Fee payable annually in connection with the Revolving Credit remaining unpaid for the then-current Contract Year. The Facility Fee shall be appropriately adjusted during any Contract Year in which the maximum principal amount of any Loan is increased.

3.3. Collateral Management Fee. Borrower shall pay to Lender a monthly collateral management fee (the “Collateral Management Fee”) in an amount equal to One Thousand and 00/100 Dollars ($1,000.00 Dollars). The Collateral Management Fee shall be earned in full on the Effective date and on the first (1st) day of each calendar month until the date the Obligations have been finally and indefeasibly paid in cash to Lender and performed in full. The Collateral Management Fee shall be paid in arrears commencing on the first Banking Day of the calendar month immediately following the Effective Date and on the first Banking Day of each calendar month thereafter. Upon occurrence and during the continuation of a Default or Event of Default, the monthly Collateral Management Fee shall equal Two Thousand and 00/100 Dollars ($2,000.00).

3.4. Commitment Fee. On or before the Effective Date Borrower shall have paid to Lender (in one or more payments) a Commitment Fee equal to One Hundred Twenty Thousand and 00/100 Dollars ($120,000.00), which Commitment Fee Lender acknowledges Borrower has paid.

3.5. Field Examination Fees; Appraisals. Borrower shall be liable for and promptly reimburse Lender for all fees, costs and expenses associated with periodic field examinations and appraisals of Collateral performed by Lender and/or Lender’s agents, all as deemed necessary by Lender in its reasonable discretion. Prior to the occurrence of a Default or Event of Default in no event shall Borrower be liable for or reimburse Lender for such fees, costs or expenses to the extent Lender performs more than four (4) field examination or appraisals in any calendar year. Borrower acknowledges and agrees that following a Default or Event of Default Borrower shall be liable for and shall reimburse Lender for all fees, costs and expenses of all field examinations and appraisals conducted by Lender and/or its agents, without limit and regardless of the number of field examinations or appraisals conducted by Lender or its agents in any calendar year.

3.6. Late Document Fee. Borrower shall pay to Lender a fee of One Hundred Fifty and 00/100 Dollars ($150.00) per document per calendar day for each document, instrument or report required to be delivered to Lender pursuant to ARTICLE 6 of this Agreement that is overdue.

3.7. Liquidated Damages. Subject to the terms and conditions of this Agreement, Borrower shall have the right (a) prior to July 31, 2019 to prepay the outstanding principal amount of the Term Loan in whole or in part, or (b) prior to the July 31, 2019 to prepay in full the entire outstanding principal balances of the Revolving Credit and the Term Loan, all accrued and unpaid interest thereon, all fees, costs, expenses and other amounts payable to Lender in connection with the Revolving Credit and the Term Loan, and all other Obligations payable to Lender under this Agreement and the other Loan Documents. Borrower’s election to prepay the Term Loan in whole or in part, or election to prepay the Obligations relating to the Revolving Credit and the Term Loan in full shall be delivered to Lender in writing (a “Principal Reduction Notice”) at least sixty (60) calendar days’ prior to the date of such prepayment. A Principal Reduction Notice shall be irrevocable when delivered to Lender, and if all Obligations relating to the Revolving Credit are finally and indefeasibly paid to Lender in connection with such Principal Reduction Notice, the Revolving Credit and the Term Loan shall be terminated and all obligations of Lender to extend credit to Borrower under the Revolving Credit shall terminate.

If (w) prior to July 31, 2019 Borrower prepays the principal amount of the Term Loan in whole or in part pursuant to the foregoing paragraph, (x) prior to July 31, 2019 Borrower prepays in full the entire outstanding principal balances of the Revolving Credit and the Term Loan, all accrued and unpaid interest thereon, all fees, costs, expenses and other amounts payable to Lender in connection with the Revolving Credit and the Term Loan, and all other Obligations payable to Lender under this Agreement and the other Loan Documents pursuant to the foregoing paragraph, or (y) pursuant to the terms of this Agreement or any other Loan Document, and prior to July 31, 2019, either (I) Lender demands repayment of the outstanding Obligations in whole or in part, or (II) repayment of the outstanding Obligations are otherwise accelerated in whole or in part, then (z) at the time of such repayment, prepayment, demand or acceleration, and in addition to the principal balance(s) of the Loan(s) being prepaid, all accrued and unpaid interest thereon, all fees, costs, expenses and other amounts payable to Lender in connection with the Loans, and all other Obligations paid to Lender under this Agreement and the other Loan Documents required to be paid at such time, Borrower shall pay liquidated damages to Lender in an amount equal to the product of (i) and (ii) below:

(i) the sum of (A) if prepayment, repayment, demand or acceleration of the Term Loan in whole or in part, the outstanding principal amount of the Term Loan being prepaid, plus (B) if prepayment, repayment, demand or acceleration of the Revolving Credit, the Revolving Credit Limit;

multiplied by

(ii) (A) five percent (5.00%) if such prepayment, repayment, demand or acceleration occurs on or prior to December 31, 2015, (B) three percent (3.00%) if such prepayment, repayment, demand or acceleration occurs after December 31, 2015 but on or prior to December 31, 2016, (C) two percent (2.00%) if such prepayment, repayment, demand or acceleration occurs after December 31, 2016 but on or prior to December 31, 2017, and (D) one percent (1.00%) if such prepayment, repayment, demand or acceleration occurs after December 31, 2017.

Borrower acknowledges and agrees that it would be difficult or impractical to calculate Lender’s actual damages from early termination of the Revolving Credit and Lender’s compensation from Loans hereunder following such early termination, the liquidated damages provided above are intended to be fair and reasonable approximations of such damages, and that the liquidated damages are not intended to be penalties.

ARTICLE 4. COLLATERAL AND SECURITY INTEREST.
4.1. Grant of Security Interest. As security for the final and indefeasible payment to Lender in cash and performance of the Obligations in full, Borrower hereby pledges to Lender, and grants to Lender a continuing general lien upon and security interest in and to the Collateral. Borrower acknowledges and agrees that Collateral securing any purchase money security interest in favor of Lender also secures all non-purchase money security interests in favor of Lender.

4.2. Nature of Security Interest. The pledge, lien and security interest granted to Lender shall continue in full force and effect until the Obligations have been finally and indefeasibly paid to Lender in cash and performed in full, notwithstanding the termination of any other Loan Document (in whole or in part), the termination of Lender’s obligations to extend credit to Borrower under this Agreement or any other Loan Document, the full or partial termination (whether by prepayment, demand or acceleration) of any Loan, or that the Revolving Credit may from time to time be temporarily in a credit position. Any balances to the credit of Borrower in the possession of Lender, and any other Property or assets of Borrower in the possession of Lender, shall be held by Lender as Collateral, and applied in whole or partial satisfaction of the Obligations when due, subject to the terms of this Agreement.

4.3. Perfection and Protection of Security Interest.

(a) Borrower will execute and deliver to Lender security agreements, assignments (including, without limitation, assignments of specific Accounts, Receivables, Certificates of title, Chattel paper, Documents, Instruments, Goods, Inventory, Equipment and General intangibles), control agreements, mortgages, deeds of trust, collateral assignments, and other documents and instruments as Lender may at any time reasonably request to establish, attach, perfect, or protect any security interest, pledge, lien, charge, mortgage or other encumbrance granted to Lender. Borrower authorizes Lender to file all financing statements (including, without limitation, describing the Collateral as “all assets” or “all personal property,” whether owned or hereafter acquired), and all continuations or amendments thereof, to establish, attach, perfect or protect any security interest, pledge, lien, charge, mortgage or other encumbrance granted to Lender in the Collateral. Borrower agrees that subject to Borrower’s rights under Section 9-509(d)(2) of the UCC, Borrower is not and shall not be authorized to file any financing statement or amendment, termination or corrective statement with respect to any financing statement filed by Lender, or with respect to any continuation or amendment thereof, without the prior written consent of Lender unless Lender has failed to comply with Section 9-513(c) of the UCC.

(b) Borrower will perform any and all actions requested by Lender in Lender’s sole discretion to establish, attach, perfect or protect any security interest, pledge, lien, charge, mortgage or other encumbrance of Lender in Inventory, including without limitation, placing and maintaining signs, appointing custodians, maintaining stock Records and transferring Inventory to warehouses. Upon Lender’s request, Borrower shall record Lender’s security interest on any Certificate of title for any Collateral that is a motor vehicle. Borrower hereby appoints Lender, and Lender’s designee(s), as Borrower’s attorney-in-fact (i) to execute and deliver notices of lien, financing statements, assignments, and any other documents, instruments, notices, and agreements necessary for the establishment, attachment, perfection or protection of any security interest, pledge, lien, charge, mortgage or other encumbrance of Lender in any Collateral, (ii) to endorse the name of Borrower on any checks, notes, drafts or other forms of payment or security consisting of Collateral that may come into the possession of Lender or any Affiliate of Lender, (iii) following the occurrence and during the continuation of an Event of Default, to sign Borrower’s name on invoices or bills of lading, drafts against customers, notices of assignment, verifications and schedules relating to Collateral, (iv) following the occurrence and during the continuation of an Event of Default (A) to notify the Post Office authorities to change the address of delivery of mail to an address designated by Lender, and (B) to open and dispose of mail addressed to Borrower, and (v) generally, to do all things necessary to carry out the purposes and intent of this Agreement. The powers granted herein, being coupled with an interest, are irrevocable, and Borrower approves and ratifies all acts of the attorney(s)-in-fact consistent with the foregoing. Neither Lender nor any attorney(s)-in-fact shall be liable for any act or omission, error in judgment or mistake of law so long as the same does not constitute gross negligence or willful misconduct of Lender, as determined in a final, non-appealable judgment of a court of competent jurisdiction.

(c) Borrower shall cooperate with, and take such actions as required by, Lender in obtaining waivers or subordinations in favor of Lender as Lender may require from third parties having any interest in any Collateral and Borrower shall cooperate with, and take such actions as required by, Lender in obtaining “control” of Collateral consisting of Deposit accounts, electronic Chattel paper, Investment property, or Letter-of-credit rights as provided in Sections 9-104 through 9-107, inclusive, of the UCC. If any Inventory is in the possession or control of any third party other than a purchaser in the ordinary course of business or a public warehouseman where the warehouse receipt is in the name of or held by Borrower, Borrower shall notify such person of each security interest, pledge, lien, charge, mortgage or other encumbrance of Lender therein and instruct such person or persons to hold such Inventory for the account and benefit of Lender and subject to Lender’s instructions. Borrower will deliver to Lender warehouse receipts covering any Inventory located in warehouses showing Lender as the beneficiary thereof and will also cooperate with Lender in obtaining from warehousemen and bailees agreements relating to the release of warehouseman’s and bailee’s liens on Inventory as Lender may request.

4.4. Limited License. Regardless of whether Lender’s security interests in and to any of the General intangibles has attached or is perfected, until the Obligations have been finally and indefeasibly paid to Lender in cash and performed in full, Borrower hereby irrevocably grants to Lender a royalty-free, non-exclusive license to use Borrower’s General intangibles, including all trademarks, copyrights, patents and other proprietary and intellectual property rights, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, and any Property of a similar nature, as it pertains to the Collateral in connection with the (a) advertisement for, and sale or other disposition of, any finished goods Inventory by Lender in accordance with the provisions of this Agreement, (b) manufacture, assembly, completion, preparation and advertising for sale or other disposition of any unfinished Inventory by Lender in accordance with the provisions of this Agreement, (c) sale, lease, license or other disposition of Collateral by Lender in accordance with the provisions of this Agreement, and Borrower’s rights under all licenses and any franchise, sales, distribution and supply agreements shall inure to Lender’s benefit for such purposes.

4.5. Rights of Lender as Secured Party. At all times prior to the final and indefeasible payment to Lender in cash and performance of the Obligations in full, Lender shall have, in addition to all other rights and remedies of Lender under this Agreement (a) all rights and remedies granted to a Secured party in the UCC, and (b) all rights and remedies with respect to Collateral granted to Lender under the other Loan Documents, and (c) all rights and remedies of Lender with respect to the Collateral available under applicable law. Upon terms, conditions, agreements, documents and instruments acceptable to Lender in Lender’s reasonable discretion pursuant to which Borrower shall establish financing for Borrower’s Receivables from Account Debtors domiciled outside of the United States (“Foreign Receivables”), Lender shall release Foreign Receivables so financed from Lender’s security interest in the Collateral granted pursuant to the terms of this Agreement and the other Loan Documents; provided, that, notwithstanding any release of Foreign Receivables pursuant to the foregoing, Lender shall not be deemed to have released any other Collateral, and no such release shall otherwise impair any rights or remedies granted to Lender pursuant to this Agreement, any other Loan Document, or the UCC with respect to the Collateral.

4.6. Communication with Account Debtors. Borrower authorizes Lender, at any time and without notice to or the consent of Borrower, to communicate directly with customers of Borrower and Account debtors of Borrower by whatever means Lender shall elect for the purpose of verifying information supplied by Borrower to Lender with respect to Receivables pursuant to this Agreement. Upon Lender’s request at any time Borrower shall provide Lender with a list of the addresses, telephone and facsimile numbers of its Account debtors.

4.7. Confirmatory Written Assignments. Upon Lender’s request, promptly after the creation of any Receivable Borrower shall execute and deliver a confirmatory written assignment to Lender of such Receivable. Borrower’s failure to execute or deliver any such assignment shall not affect or limit any security interest or lien or other right of Lender in and to such Receivable.

4.8. Lender’s Right to Perform Borrower’s Obligations. In the event that Debtor shall fail to purchase or maintain insurance, or to pay any tax, assessment, charge or levy of any Governmental Unit, except as the same may be otherwise permitted hereunder, or in the event that any lien, charge, encumbrance or security interest on any Collateral not specifically permitted by the terms of this Agreement shall not be paid in full or discharged, or in the event that Debtor shall fail to perform or comply with any other covenant, promise or Obligation to Lender hereunder or under any other Loan Document, Lender may, but shall not be required to, perform, pay, satisfy, discharge or bond the same for the account of Debtor, and all monies so paid by Lender, including reasonable attorneys’ fees and expenses incurred by Lender in connection therewith, shall be treated as an Advance.

ARTICLE 5.REPRESENTATIONS.
5.1.	Organization, Qualification and Structure.

(a) CBI is and except as described in the Disclosure Schedule always has been a corporation duly organized and existing under the laws of the State of Florida. CBI’s federal tax identification number is 41-2103550 and CBI’s registration or filing number with the State of Florida is P09000100266. CBUSA is and except as described in the Disclosure Schedule always has been a corporation duly organized and existing under the laws of the State of Delaware. CBUSA’s federal tax identification number is 51-0475156 and CBUSA’s registration or filing number with the State of Delaware is 3679163. Borrower is qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified the failure of which qualification would result in a Material Adverse Change.

(b) Except as set forth in the Disclosure Schedule (i) Borrower has no subsidiaries or Affiliates that are not natural persons, and (ii) during the preceding five (5) years (A) Borrower has not acquired, been acquired by, or merged, consolidated, combined or amalgamated with or into, any other Person, in whole or in part (whether by purchase or sale of securities and/or assets, by assumption of liabilities, or by merger or otherwise), (B) Borrower has not liquidated, sold or disposed of any subsidiary or Affiliate (whether by sale or assignment of securities and/or assets or otherwise), and (C) Borrower has not engaged in any joint venture or partnership with any other Person.

5.2. Legally Enforceable Agreement. The execution, delivery and performance of this Agreement, each of the other Loan Documents and each of the other agreements, instruments and documents to be delivered by Borrower in connection with this Agreement or any other Loan Document, and the creation of all security interests, pledges, liens, charges, mortgages or other encumbrances in favor of Lender pursuant to this Agreement and any other Loan Document (a) are within Borrower’s organizational power, (b) have been duly authorized by all necessary or proper actions of or pertaining to the Borrower (including the consent of directors, officers, managers, partners, shareholders and/or members, as applicable), (c) are not in contravention of (i) any agreement or indenture to which Borrower is a party or by which Borrower is bound, or (ii) Borrower’s Charter Documents, or (iii) any provision of law material to Borrower’s business, and (d) do not require the consent or approval of any Governmental Unit or any other Person that has not been obtained, and each such consent or approval obtained by Borrower has been furnished to Lender prior to the Effective Date. Upon the execution and delivery of this Agreement and the other Loan Documents, this Agreement and each of the other Loan Documents shall constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity.

5.3. Name and Address. During the preceding five (5) years, Borrower has not been known by and has not used any other name, whether corporate, fictitious or otherwise, except as set forth on the Disclosure Schedule. The Disclosure Schedule lists all real property owned or leased by Borrower, and if leased, the correct name and address of the landlord and the date and term of the applicable lease. Borrower’s main office is at the main office address identified as such in the Disclosure Schedule and Borrower maintains no other offices or facilities except as described in the Disclosure Schedule.

5.4. Location of Collateral; Equipment List. The Disclosure Schedule lists:

(a) all places at which Records relating to the Collateral, including, but not limited to, all Documents and Instruments relating to Receivables and Inventory, are maintained by Borrower or by any other Person;

(b) except for In Transit Inventory, all places where Borrower maintains, or will maintain, Inventory, and whether the premises are owned or leased by Borrower or whether the premises are the premises of a warehouseman, bailee or other third party, and if owned by a third party, the name and address of such third party;

(c) all of Borrower’s equipment, and describes the places where the same is located and whether the premises are owned or leased by Borrower or whether the premises are the premises of a warehouseman, bailee or other third party, and if owned by a third party, the name and address of such third party.

5.5. Title; Liens; Permitted Liens. Except for Permitted Liens and liens described in the Disclosure Schedule Borrower has good and marketable title to the Collateral and is the sole owner thereof. Except as set forth on the Disclosure Schedule none of the Collateral is subject to any prohibition against encumbering, granting a security interest in or to, pledging, hypothecating or assigning the same or requires notice or consent to any Person in connection therewith. Upon the execution and delivery of this Agreement and the other Loan Documents and the filing of any UCC filings deemed necessary by Lender, Lender shall have a first priority perfected security interest in the Collateral in which a security interest may be perfected by filing, subject only to Permitted Liens.

5.6. Existing Indebtedness. Borrower has no existing Indebtedness except the Indebtedness described in the Disclosure Schedule.

5.7. Financial Statements. The financial statements of Borrower described on the Disclosure Schedule, copies of which have been delivered to Lender, fairly present Borrower’s financial condition and results of operations as of the dates and for the periods covered, contain no Material misstatements, and there has been no Material Adverse Change since such dates. Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or unanticipated losses or expenses from any unfavorable commitments that have not been disclosed in such financial statements or the notes thereto.

5.8. Solvent Financial Condition. Borrower is Solvent.

5.9. General intangibles, Patents, Trademarks, Copyrights and Licenses. Borrower owns or is licensed to use all rights, title and interests in and to all General intangibles, including but not limited to patents, trademarks, service marks, trade names, copyrights, licenses and intellectual property, necessary for the conduct of Borrower’s business on the Effective Date and planned future conduct of its business without any conflict with the rights of others. All Material General intangibles owned or used by Borrower in Borrower’s operations or the conduct of its business are listed on the Disclosure Schedule and indicate the owner of such General intangible and a description of the rights of Borrower to use such General intangible if not owned by Borrower.

5.10. Existing Business Relationships. Except as described in the Disclosure Schedule there exists no actual or threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of Borrower with any supplier, customer or group of customers that individually or in the aggregate could result in a Material Adverse Change.

5.11. Investment Company Act: Federal Reserve Board Regulations. Borrower is not an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. §§ 80(a)(1), et seq.). The making of the Loans under this Agreement by Lender, the application of the proceeds and repayment thereof by Borrower and the performance of the transactions contemplated by this Agreement will not violate any provision of such Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder. Borrower does not own any margin security as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System and the proceeds of the Loans made pursuant to this Agreement will be used only for the purposes contemplated under this Agreement. None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin security or for any other purpose which might constitute any of the Loans under this Agreement a “purpose credit” within the meaning of said Regulation U or Regulations T or X of the Federal Reserve Board. Borrower will not take, or permit any agent acting on its behalf to take, any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

5.12. Anti-Money Laundering and Terrorism Regulations. Borrower: (a) is familiar with all applicable Anti-Terrorism Laws; (b) acknowledges that its transactions are subject to applicable Anti-Terrorism Laws; (c) will comply in all material respects with all applicable Anti-Terrorism Laws, including, if appropriate, the USA Patriot Act; (d) acknowledges that Lender’s performance hereunder is also subject to Lender’s compliance with all applicable Anti-Terrorism Laws, including the USA Patriot Act; (e) acknowledges that neither it nor its Affiliates are Blocked Persons; (f) acknowledges that Lender will not conduct business with any Blocked Person; (g) will not (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any Property or interests in Property blocked pursuant to Executive Order No. 13224, other applicable OFAC regulations or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224, other applicable OFAC regulations or other Anti-Terrorism Law; (h) shall provide to Lender all such information about Borrower’s ownership, officers, directors, business structure and, to the extent not prohibited by applicable law or agreement, customers, as Lender may reasonably require; and (i) will take such other action as Lender may reasonably request in connection with Lender’s obligations described in clause (d) above.

5.13. Tax Returns. Borrower has filed all Federal, state and local tax returns required to be filed, or has received an extension for such filing from the appropriate taxing authority, and has paid all taxes shown thereon to be due including interest and penalties or has provided adequate reserves therefor. No assessments have been made against Borrower by any taxing authority nor has any penalty or deficiency been made by any such authority. No Federal, state or local income tax return of Borrower is presently being examined by the Internal Revenue Service or any applicable state or local taxing authority, and the results of any prior examination by the Internal Revenue Service or any state or local taxing authority is not being contested by Borrower.

5.14. Litigation. Except as disclosed in the Disclosure Schedule no action or proceeding at law, in equity or otherwise is pending, or to the knowledge of Borrower is threatened, by or before any Governmental Unit, or before any arbitrator or panel of arbitrators (a) against Borrower, (b) to Borrower’s knowledge against any Obligor or Secondary Obligor, if any, or (c) by Borrower as plaintiff, as counter-claimant or otherwise pursuant to which Borrower has asserted claims for damages, and Borrower has not, and to Borrower’s knowledge no Obligor or Secondary Obligor, if any, has, accepted liability for any matter described on the Disclosure Schedule.

5.15. ERISA Matters. The Disclosure Schedule lists all “Employee Benefit Plans” (as such term is defined in ERISA) offered by Borrower to any of its employees, officers and directors, and indicates whether any such plan is defined benefit pension plan. If any Employee Benefit Plan is a defined benefit plan: (a) the present value of all accrued vested benefits under such defined benefit plan (calculated on the basis of the actuarial valuation for the plan) did not exceed, as of the date of the most recent actuarial valuation for such defined benefit plan, the fair market value of the assets of such plan allocable to such benefits, (b) Borrower is not aware of any information since the date of as of the date of the most recent actuarial valuation that would affect the information contained therein, (c) such defined benefit plan has not incurred an “accumulating funding deficiency” (as that term is defined in Section 302 of ERISA or Section 412 of the Code) whether or not waived, or Borrower has made all “minimum required contributions” (as such term is defined in Section 303 of ERISA or Section 430 of the Code) to such defined benefit plan, (d) no liability to the Pension Benefit Guaranty Corporation (other than required premiums which have become due and payable, all of which have been paid) has been incurred with respect to such defined benefit plan, and (e) there has not been any Reportable Event which presents a risk of termination of the defined benefit plan by the Pension Benefit Guaranty Corporation. Borrower has not engaged in any transaction that would subject Borrower to tax, penalty or liability for prohibited transactions imposed by ERISA or the Code.

5.16. O.S.H.A. Borrower has complied in all Material respects with, and its facilities, business, leaseholds, equipment and other property are in Material compliance with, the provisions of the federal Occupational Safety and Health Act and all rules and regulations promulgated thereunder, and all Federal, state and local governmental rules, ordinances and regulations similar thereto. There are no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its facilities, business, leaseholds, equipment or other property under the federal Occupational Safety and Health Act, any rule or regulation promulgated thereunder, or any similar state or local Governmental Rules.

5.17. Environmental Matters. Except as disclosed in the Disclosure Schedule, Borrower is in Material compliance with all Environmental Laws.

5.18. Labor Disputes. There is no pending, or to Borrower’s knowledge threatened, labor dispute which could result in a Material Adverse Change.

5.19. Location of Bank and Securities Accounts. The Disclosure Schedule lists all deposit, checking and other bank accounts, and all securities and other investment accounts, maintained with any financial institution or securities intermediary and all other similar accounts maintained by Borrower (collectively, “Bank Accounts”), together with a description thereof.

5.20. Compliance With Laws. Borrower is in Material compliance with all Governmental Rules applicable to it, its ownership or use of its Property and the operation and conduct of its business.

5.21. Capital Structure. CBUSA is a wholly-owned subsidiary of CBI, and there are no subscriptions, warrants, options, convertible securities, and other rights (fixed, contingent or otherwise) to purchase or otherwise acquire any capital stock (whether voting or non-voting) of CBUSA, except as otherwise disclosed in the “10-K Filing” (as defined below). CBI is a publicly traded company and CBI’s discussion of “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in CBI’s annual report on Form 10-K filed with the Securities and Exchange Commission for its Fiscal Year ending in 2014, as amended by a Form 10-K/A filed with the Securities and Exchange Commission on June 30, 2014 (the “10-K Filing”), is accurate and complete in all material respects.

5.22. No Other Violations. Borrower is not in violation of any term or provision of its Charter Documents, and no event or condition or series of events or conditions has or have occurred or is or are continuing which constitutes or results in (or would constitute or result in, with the giving of notice, lapse of time or other condition) (a) a breach of, or a default under, Borrower’s Charter Documents or any agreement, undertaking or instrument to which Borrower is a party or by which it or any of the Collateral may be affected, or (b) the imposition of any security interest, pledge, lien, charge, mortgage or other encumbrance on any Material Collateral.

5.23. Full Disclosure. No information contained in any Loan Document, the financial statements or any written statement furnished by or on behalf of Borrower under any Loan Document, or to induce Lender to execute the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

5.24. Survival of Representations. All representations of Borrower contained in this Agreement and in the other Loan Documents shall be true, accurate and complete at the time of Borrower’s execution of this Agreement, shall be true, accurate and complete on the Effective Date, and shall be true, accurate and complete on the date of each Advance and Loan made to Borrower except to the extent that a representation relates solely to a date or period preceding the Effective Date. Lender’s right to bring an action for breach of any such representation or to exercise any right or remedy under this Agreement or any other Loan Document based upon the breach of any such representation shall survive the execution, delivery and acceptance of this Agreement and each other Loan Document, and the closing of the transactions described in this Agreement until the Obligations are finally and indefeasibly paid to Lender in cash and performed in full.

ARTICLE 6. FINANCIAL INFORMATION TO BE DELIVERED TO LENDER. Borrower covenants and agrees that at all times prior to the final and indefeasible payment to Lender in cash and performance of the Obligations in full, Borrower shall deliver to Lender, or shall cause to be delivered to Lender:

6.1. Borrowing Base Certificates. A satisfactorily completed and Authenticated certificate in the form of Exhibit B (a “Borrowing Base Certificate”) together with accompanying sales journals, cash receipts journals and detailed sales credit reports, purchase orders, delivery receipts, bills of lading and return reports (a) contemporaneously with each request for an Advance, (b) weekly (on or before Tuesday of the following week prepared as of the preceding week end) if no Advance was requested in a calendar week, and (c) monthly (within five (5) calendar days after the end of each calendar month, prepared as of the end of such month). In addition, Borrower shall provide to Lender with each Borrowing Base Certificate a report showing in reasonable detail all sales to Account debtors (i) on consignment or on approval, under all bill and hold, guaranteed sale, sale or return, billing in advance of shipment, and other “pre-billing” arrangements, and (ii) under all payment plans, scheduled installment plans, extended payment terms or on any other repurchase or return basis. On Lender’s request, Borrower shall also furnish to Lender copies of invoices to customers and related shipping and delivery receipts or warehouse receipts for all Inventory covered by each such invoice.

6.2. A/R and A/P Aging; Perpetual Inventory Report. (a) Weekly (on or before Tuesday of the following week prepared as of the preceding week end) a summary report of Borrower’s agings of accounts receivable and accounts payable (each, based on the respective invoice dates), (b) monthly (within five (5) calendar days after the end of each month, prepared as of the end of such month) a detailed report of Borrower’s agings of accounts receivable and accounts payable on a consolidated and consolidating basis (each, based on the respective invoice dates) and a perpetual inventory report on a consolidated and consolidating basis, and (c) monthly (within five (5) calendar days after the end of each month, prepared as of the end of such month) a detailed report of accounts payable of Borrower’s Affiliates Gosling-Castle Partners Inc. and Castle Brands Spirits Company Limited.

6.3. Ineligible Receivables/Ineligible Inventory. Weekly (on or before Tuesday of the following week prepared as of the preceding week end) and monthly (within five (5) calendar days after the end of each calendar month, prepared as of the end of such month) a report showing Borrower’s Receivables that are not Eligible Receivables and showing Borrower’s Inventory that is not Eligible Inventory, including, but not limited to, an analysis of all Inventory of Borrower for which the Value of each item of such Inventory exceeds the average Value of such item for the preceding twelve (12) consecutive calendar months, and monthly (within five (5) calendar days after the end of each calendar month, prepared as of the end of such month) a report showing all freight charges for such calendar month that relate to or are associated with Inventory that is not Eligible Inventory.

6.4. Annual Financial Statements; Compliance Certificates. Within ninety (90) calendar days of the end of each Fiscal Year, a copy of consolidating annual financial statements of CBI and its Affiliates prepared by management, and audited consolidated annual financial statements of Borrower prepared by an independent certified public accountant in accordance with GAAP, each consisting of a balance sheet, statements of operations and retained earnings, statements of cash flow, acceptable to Lender in its reasonable discretion, together with a satisfactorily completed and Authenticated Compliance Certificate in the form of Exhibit C (a “Compliance Certificate”) prepared as of and for the end of such Fiscal Year. If Borrower’s independent certified public accountant has prepared footnotes to accompany any such financial statements, Borrower shall deliver such footnotes to Lender contemporaneously with Borrower’s delivery of the associated financial statements to Lender. The financial statements delivered to Lender pursuant to this Section 6.4 shall fairly present Borrower’s financial condition and results of operations as of the dates and for the periods covered, and shall not contain any Material misstatements.

6.5. Monthly Reconciliations; Quarterly Financial Statements; Compliance Certificates. (a) Within fifteen (15) calendar days after the end of each calendar month reports reconciling Borrower’s Receivables, accounts payable and Inventory for such calendar month, (b) within forty five (45) calendar days of the end of each Fiscal Quarter financial statements consisting of balance sheets, statements of operations and retained earnings and statements of cash flow, prepared by management of Borrower on a consolidated and consolidating basis as of and for the end of such Fiscal Quarter in accordance with GAAP (except for the absence of footnotes), together with a satisfactorily completed and Authenticated Compliance Certificate prepared as of and for the end of such calendar month. The reconciliation reports and financial statements delivered to Lender pursuant to this Section 6.5 shall fairly present Borrower’s financial condition and results of operations as of the dates and for the periods covered, and shall not contain any Material misstatements.

6.6. Physical Inventory Report. Annually within fifteen (15) calendar days of the end of each Fiscal Year, prepared as of such Fiscal Year end, a report of Borrower’s physical inventory audit conducted as of such date.

6.7. Projections. No later than thirty (30) calendar days prior to the end of each Fiscal Year, monthly financial projections for the next Fiscal Year and annual projections for each succeeding Fiscal Year ending on or prior to the latest Termination Date of any Loan, in form satisfactory to Lender.

6.8. Customer and Vendor Lists. On each June 30 and December 31 a list of all of Borrower’s customers and vendors, including the addresses, telephone and facsimile numbers of each customers and vendors as of such date.

6.9. Insurance. Annually, no later than thirty (30) calendar days prior to the renewal date of each of Borrower’s insurance policies, evidence of insurance with respect to such insurance in form and content satisfactory to Lender and otherwise in compliance with Section 7.5 of this Agreement, together with the original insurance policy.

6.10. Tax Returns. Annually, within ten (10) calendar days of filing, copies of Borrower’s federal and state tax returns.

6.11. Other Information. Such other information relating to the financial condition of Borrower, or any Property or Collateral of Borrower in, on or respect to which Lender may have a security interest, pledge, lien, charge, mortgage or other encumbrance, as Lender may from time to time reasonably request. Borrower hereby authorizes Lender to communicate directly with Borrower’s independent certified public accountants and authorizes such accountants to disclose to Lender any and all financial statements and other information addressed in the instruction and acknowledgment letter (described below), and such other information that Lender may reasonably request, and Lender shall treat and hold all such information in a confidential manner in accordance with its internal policies. On or before the Effective Date, Borrower shall deliver to Lender a letter in form and content acceptable to Lender addressed to Borrower’s independent certified accountants instructing such accountants to comply with the provisions of this Section 6.11, which letter shall be acknowledged by such accountants.

ARTICLE 7. AFFIRMATIVE COVENANTS. Borrower covenants and agrees that at all times prior to the final and indefeasible payment to Lender in cash and performance of the Obligations in full, Borrower shall:

7.1. Use of Loan Proceeds. All proceeds of Advances shall be used by Borrower for Borrower’s working capital purposes and for such other purposes as specifically permitted pursuant to the terms of this Agreement, including the repayment of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) of principal plus aggregate accrued and unpaid interest in the amount of Twenty Three Thousand Five Hundred Eight and 00/100 Dollars ($23,508.00) to the “CBI August 2013 Subordinated Noteholders” in connection with the repayment in full of the “CBI August 2013 Subordinated Notes” (as such terms are defined in Section 8.6(a)(i), below) pursuant to Section 8.6(a), below. Notwithstanding the foregoing, the Loans and Advances shall also represent part or all of the sales price of merchandise, insurance or services, and Borrower shall not, directly or indirectly, use the proceeds of the Loans or Advances, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of sanctions pursuant to any Anti-Terrorism Laws, or (ii) in any other manner that would result in a violation of sanctions under any Anti-Terrorism Laws by any Person (including any Person participating in the Loans or Advances, whether as underwriter, advisor, investor, or otherwise).

7.2. Business and Existence; Trade Names. Preserve and maintain Borrower’s separate existence and rights, privileges and franchises, and except for trade names described in the Disclosure Schedule transact business in Borrower’s own name and invoice all of Borrower’s Receivables in Borrower’s own name.

7.3. Taxes. Pay and discharge all taxes, assessments, charges, levies and encumbrances imposed upon Borrower, Borrower’s income or Borrower’s profits or upon any Property of Borrower by any Governmental Unit prior to the date on which penalties attach thereto, except where the same is being contested by Borrower in good faith by appropriate proceedings being diligently conducted and reserves for such amounts have been established and maintained by Borrower.

7.4. Compliance with Laws. Comply in all Material respects with all Governmental Rules applicable to Borrower including, without limitation, all laws and regulations regarding the collection, payment and deposit of employees’ income, unemployment and Social Security taxes, all Environmental Laws and all applicable provisions of ERISA and the Code, and any other applicable laws, rules or regulations relating to the compensation of employees and funding of employee pension plans.

7.5. Maintain Properties; Insurance. (a) Maintain its Material Properties in good condition and repair at all times, (b) preserve its Material Properties from loss, damage, or destruction of any nature whatsoever, and (c) keep all of its Material Properties insured with insurance companies licensed to do business in the State where such Property is located against loss or damage by fire or other risk under extended coverage endorsement and against theft, burglary, and pilferage together with such other hazards, and in such amounts, as Lender may from time to time reasonably request. Borrower shall deliver to Lender each policy of insurance covering any Property and certificates of insurance containing endorsements in form satisfactory to Lender naming Lender as lender loss payee, additional insured and such other beneficiary designations as required by Lender, and providing that the insurance shall not be canceled, amended or terminated except upon thirty (30) calendar days’ prior written notice to Lender. Lender shall retain all Proceeds of insurance received by Lender for application to the payment of all or any portion of the Obligations as Lender may determine in Lender’s sole discretion.

7.6. Business Records. Keep adequate records and books of account with respect to Borrower’s business activities in which proper entries are made in accordance with sound bookkeeping practices reflecting all financial transactions of Borrower. Borrower shall maintain full, accurate and complete Records respecting Receivables, Inventory (including a perpetual inventory reporting system), and all other Collateral at all times. Borrower shall maintain all of its Bank Accounts as set forth on the Disclosure Schedule. Borrower shall cause all of its invoices to be printed and to bear consecutive numbers, and to issue its invoices in such consecutive numerical order.

7.7. Delivery of Documents and Instruments. Appropriately endorse and immediately deliver to Lender all notes, trade acceptances, Instruments and Documents included in or evidencing the Proceeds of any Receivables, and all Documents of title and Chattel paper, whether or not negotiable, covering any Inventory. Borrower acknowledges that Borrower waives protest regardless of the form of the endorsement on any note, trade acceptance, Instrument, Document, Document of title or Chattel paper delivered to Lender.

7.8. Name Change; Organizational Change; Creation of Affiliates. Provide Lender with not fewer than thirty (30) calendar days’ notice in an Authenticated Record prior to any proposed (a) change in Borrower’s state of organization or organizational structure, (b) change of Borrower’s name, (c) use of any trade name or fictitious name, “d/b/a” or other similar designation, (d) creation of any Affiliate under the control of Borrower, or (e) transaction or series of transactions pursuant to which Borrower would become an Affiliate under the control of any other Person.

7.9. Change of Offices; Records. Provide Lender with not fewer than thirty (30) calendar days’ notice in an Authenticated Record prior to any change of Borrower’s chief executive office or any office where Borrower maintains its Records (including computer printouts and programs) with respect to Receivables or any other Collateral.

7.10. Change of Fiscal Year. Provide Lender with not fewer than ninety (90) calendar days’ notice in an Authenticated Record prior to any change of Borrower’s Fiscal Year.

7.11. Access to Books and Records. Provide Lender with access to Borrower’s books and Records and permit Lender to copy and inspect such books and Records to enable Lender to monitor the Loans and the Collateral. Lender may examine and inspect the Inventory, Equipment or other Collateral and may examine, inspect and copy all books and Records with respect thereto at any time during Borrower’s normal business hours (a) in the absence of a Default or Event of Default, upon reasonable notice to Borrower, and (b) following the occurrence and during the continuation of a Default or Event of Default, without notice.

7.12. Solvency. Continue to be Solvent.

7.13. Notice to Lender. Provide Lender with immediate telephonic notice (followed by notice in an Authenticated Record) after becoming aware of any of the following:

(a) the happening of any event, occurrence or condition, or series of events, occurrences or conditions, that would cause any representation contained in ARTICLE 5 to be untrue, inaccurate or misleading;

(b) the existence of a Default or an Event of Default;

(c) the happening of any event, occurrence or condition, or series of events, occurrences or conditions, that has resulted in, or that may reasonably be expected to result in, a Material Adverse Change;

(d) any dispute that may arise between Borrower and any Governmental Unit, including any action relating to any tax liability of Borrower, in connection with which Borrower would be liable (as damages, penalties, fines, costs or expenses, or any combination of the foregoing) for a Material amount if adversely determined;

(e) any labor controversy resulting in or threatening to result in a strike or work stoppage against Borrower in connection with which Borrower would suffer Material damages;

(f) any proposal by any Governmental Unit to acquire any Material Property of Borrower;

(g) the location of any Collateral other than at Borrower’s place(s) of business as described in the Disclosure Schedule;

(h) any cancellation, default, non-renewal, acceleration, draw upon, termination or other event (as applicable) with respect to any letter of credit, bond, note or other financial accommodation in a Material face amount or Material principal amount issued or made to, or in favor of, any other Person, for which Borrower has agreed to or is obligated to repay, or to reimburse or indemnify the issuer thereof, the creditor with respect thereto or any other Person, in whole or in part (a “Third Party Obligation”), whether such obligation of Borrower arises by reason of the extension of credit, the opening, guaranteeing or confirming of a letter of credit, any loan, guaranty, indemnification, or any other manner, whether direct or indirect (including if acquired by purchase, assignment or otherwise), absolute or contingent;

(i) the commencement of any proceeding by a Governmental Unit, or litigation, suit, action or proceeding, at law or in equity (i) against Borrower as defendant, co-defendant, third party defendant or otherwise, involving money or Property of a Material amount, or (b) by Borrower as plaintiff, as counter-claimant or otherwise pursuant to which Borrower has asserted claims for damages of a Material amount;

(j) if any Proceeds of Receivables shall include, or any of the Receivables shall be evidenced by, notes, trade acceptances or Instruments or Documents, or if any Inventory is covered by any Certificate of title or Chattel paper, whether or not negotiable; and

(k) any damage to or destruction of any Collateral in a Material amount, or the happening of any event, occurrence or condition, or series of events, occurrences or conditions, that has caused, or that may cause, a Material loss or depreciation in the value of any Collateral or a Material loss or decline in the value of insured Property or the existence of an event justifying a Material claim under any insurance; provided however, the provisions of this paragraph (k) shall not apply to (a) obsolete, worn out or surplus Property, (b) Equipment replaced in the ordinary course of Borrower’s business as conducted on the Effective Date, and (c) Inventory disposed of in the ordinary course of Borrower’s business as conducted on the Effective Date.

ARTICLE 8. NEGATIVE COVENANTS. Borrower covenants and agrees that at all times prior to the final and indefeasible payment to Lender in cash and performance of the Obligations in full, Borrower shall not:

8.1. Indebtedness. Create, incur, assume or suffer to exist, voluntarily or involuntarily, any Indebtedness, except:

(a) Obligations to Lender;

(b) trade debt incurred in the ordinary course of Borrower’s business as conducted on the Effective Date;

(c) purchase money equipment financing and equipment leases with a principal amount not to exceed either individually or in the aggregate Fifty Thousand and 00/100 Dollars ($50,000.00) in any Fiscal Year;

(d) existing Indebtedness described on the Disclosure Schedule;

(e) Permitted Indebtedness;

(f) Indebtedness not described in the above paragraphs (a) through (e), inclusive, unless (i) Borrower has provided Lender with prior written notice that describes in reasonable detail the material terms of such Indebtedness, and (ii) Lender has given its prior written consent to the creation, incurrence, assumption or existence of such Indebtedness, which consent shall not be unreasonably withheld; and

(g) extensions, renewals and replacements of any Indebtedness described in the above paragraphs (b) through (f), inclusive, that do not increase the outstanding principal amount thereof.

8.2. Mergers; Consolidations; Acquisitions. (a) Enter into any transaction or series of transactions that directly or indirectly would constitute a merger, consolidation, reorganization or recapitalization with any other Person; (b) take any action in contemplation of dissolution or liquidation; conduct any part of its business through any Affiliate or other Person; (c) acquire substantially all of the equity interests or assets of any Person, whether by merger, consolidation, purchase of equity interests or otherwise, through a single transaction or a series of transactions, or acquire a material amount of inventory or other assets of any other Person through a single transaction or a series of transactions not in the ordinary course of Borrower’s business as conducted on the Effective Date, unless (i) Borrower has provided Lender with prior written notice that describes in reasonable detail the material terms of such transaction or series of transactions, and (ii) Lender has given its prior written consent to such transaction or series of transactions, which consent shall not be unreasonably withheld.

8.3. Sale or Disposition. Sell or dispose of all or any Collateral or other Property, or grant any Person an option to acquire any Collateral or other Property, except for (a) obsolete, worn out or surplus Property disposed of in the ordinary course of Borrower’s business as conducted on the Effective Date, or (b) Property in the reasonable opinion of Borrower that is no longer necessary in the ordinary course of Borrower’s business, or (c) Equipment replaced in the ordinary course of Borrower’s business as conducted on the Effective Date, or (d) Inventory sold in the ordinary course of Borrower’s business as conducted on the Effective Date.

8.4. Real Property Defaults. Permit any landlord, mortgagee, trustee under deed of trust, warehouseman, bailee or lienholder to declare a default under any lease, mortgage, deed of trust, warehousing or bailee agreement or lien on real estate owned or leased by Borrower or in which Borrower maintains any Collateral, which default remains uncured after the lesser of (a) any stated cure period, or (b) a period of thirty (30) days from its occurrence, unless such default is being contested by Borrower in good faith by appropriate proceedings being diligently conducted and reserves for such amounts have been established and maintained by Borrower.

8.5. Liens and Encumbrances. Grant or permit the imposition of any security interest, pledge, lien, charge, mortgage or other encumbrance on any Collateral (collectively, “liens”), except (a) liens in favor of Lender, (b) liens described in the Disclosure Schedule, and (c) Permitted Liens.

8.6. Dividends and Distributions; Payment of Indebtedness. Except as specifically permitted below (i) pay any cash dividends or profits to any current or former holder of its Equity Interests, (ii) make any distribution or return of capital in cash or other Property to any current or former holder of its Equity Interests, (iii) make any payment or distribution in cash or other Property to any current or former holder of its Equity Interests in connection with any direct or indirect redemption or purchase of Equity Interests entered into on or prior to the date hereof, (iv) directly or indirectly purchase or redeem any of its Equity Interests, or retire any of its Equity Interests, or take any action which would have an effect equivalent to any of the foregoing, or (v) pay any principal, interest, or other amount in connection with any Indebtedness (other than the Obligations) not permitted pursuant to Section 8.1.

(a) Permitted Payments. Subject to the terms and conditions hereof, CBI shall be permitted to make:

(i) concurrently with the Effective Date principal payments in an aggregate amount equal to One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) plus aggregate accrued and unpaid interest of Twenty Three Thousand Five Hundred Eight and 00/100 Dollars ($23,508.00) in full repayment of the Promissory Notes dated on or about August 7, 2013 in an aggregate original principal amount equal to One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) issued by CBI (“CBI August 2013 Subordinated Notes”) to the lending parties named therein (collectively, the “CBI August 2013 Subordinated Noteholders”); and

(ii) regularly scheduled payments of interest due and payable under the terms of the Castle Brands Inc. 5% Subordinated Convertible Notes due 2018 Purchase Agreement dated on or about October 21, 2013 (the “2018 Subordinated Notes Purchase Agreement”), the Castle Brands Inc. 5% Subordinated Convertible Notes due 2018 dated on or about October 21, 2013 (collectively, the “2018 Subordinated Notes”) and issued to the “Purchasers” (the “2018 Subordinated Noteholders”) executing the 2018 Subordinated Notes Purchase Agreement, and the other agreements, documents and instruments executed and/or delivered to CBI in connection therewith (all such agreements, documents and instruments, together with any amendments, restatements, extensions or other modifications made from time to time, shall be collectively referred to herein as the, the “2018 Subordinated Debt Documents”), as the 2018 Subordinated Debt Documents are in effect on the date hereof, but not any mandatory, voluntary, discretionary or optional payment, distribution, or other amount in repayment or prepayment of the 2018 Subordinated Notes or under the 2018 Subordinated Debt Documents, whether required or permitted pursuant to the terms of the 2018 Subordinated Debt Documents, due to the acceleration of maturity of 2018 Subordinated Notes, in whole or in part, or any other 2018 Subordinated Debt Document, in whole or in part, for any reason.

(iii) For purposes of this Agreement the 2018 Subordinated Noteholders shall be collectively referred to as the “Junior Creditors”, the 2018 Subordinated Debt Documents shall be referred to as the “Junior Creditor Loan Documents”, each payment permitted pursuant to the provisions of this Section 8.6(a) shall be referred to as a “Permitted Payment”, and any amendment, modification, restatement, extension or replacement of any Junior Creditor Loan Document after the date of this Agreement shall be disregarded for purposes of determining Permitted Payments.

(b) Termination of Permitted Payments. Notwithstanding anything of this Section 8.6 to the contrary (specifically including paragraph (a) immediately above), or anything to the contrary in the Junior Creditor Loan Documents, no Junior Creditor shall demand, take, accept, or receive from or on behalf of CBI, Borrower or any Person that is a co-borrower with Borrower of the Obligations, or that has guaranteed the repayment of the Obligations or the performance by the Borrower of the terms and conditions of the Loan Documents in whole or in part or that has provided any letter of credit, pledge, financial instrument or other accommodation to Lender as security for or in support of the Obligations, any Permitted Payment:

(i) if any payment of principal or interest then due with respect to the Obligations shall not have been paid to Lender in full; or

(ii) if after giving effect to such Permitted Payment the remainder of the Borrowing Capacity less the aggregate amount of all Obligations then outstanding would not exceed One and 00/100 Dollar ($1.00) (as determined on a pro forma basis); or

(iii) if after giving effect to such Permitted Payment a Default or Event of Default would occur (as determined on a pro forma basis); or

(iv) during any period in which a Default or Event of Default has occurred and is continuing.

8.7. Guaranties; Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase, assume or otherwise become liable for the Indebtedness of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower’s business as conducted on the Effective Date.

8.8. Removal of Collateral. Remove, or cause or permit to be removed, any of Collateral from the premises where such Collateral is currently located and described in the Disclosure Schedule, except (a) for sales of Inventory in the ordinary course of Borrower’s business as conducted on the Effective Date, (b) dispositions of worn-out, obsolete or surplus Equipment in the ordinary course of Borrower’s business as conducted on the Effective Date, and (c) off-site repairs of Equipment in the ordinary course of Borrower’s business as conducted on the Effective Date.

8.9. Transfer of Notes or Accounts. (a) Sell, assign, transfer, or otherwise dispose of any Account, or any Chattel paper, Letter-of-credit rights, promissory note or other Instrument payable to Borrower or evidencing any Account, or (b) accept or negotiate any discount on any Account, promissory note or other Instrument payable to Borrower except in the ordinary course of Borrower’s business as conducted on the Effective Date.

8.10. Settlements. Compromise, settle or adjust any Material claim relating to any Collateral except in the ordinary course of Borrower’s business as conducted on the Effective Date.

8.11. Change of Business. Cause or permit a change in the nature of its business as conducted on the Effective Date.

8.12. Change of Accounting Practices. Change its accounting principles or practices as in effect on the Effective Date in any respect, except for changes in accounting principles as may be required by changes in GAAP for which Borrower has provided prior written notice to Lender in an Authenticated Record.

8.13. Inconsistent Agreement. Enter into any agreement that would be violated by the payment or performance of the Obligations or Borrower’s other liabilities and obligations under this Agreement or any other Loan Document.

8.14. Loan or Advances; Personal Expenses. Make any loans or advances to any Person, or make any payments or pay any liabilities, costs or expenses, of or on behalf of any other Person incurred after the Effective Date, except for reimbursement of costs and expenses in the ordinary course of Borrower’s business and customarily reimbursed or indemnified by Borrower to such Persons.

8.15. Investments. Make any investment in any Person or Affiliate after the Effective Date, whether in the form of equity interests (including, but not limited to, subscriptions, warrants, options or other rights convertible into equity interests), Indebtedness (including Indebtedness that is convertible into equity interests), any combination of equity interests and Indebtedness, or otherwise, except for the purchase of Instruments issued by the United States Treasury, direct obligations of the United States of America or any of its political subdivisions whose obligations constitute the full faith and credit obligations of the United States of America and have a maturity of one year or less, commercial paper issued by corporations domiciled in the United States and rated “a 1” or “a 2” by Standard & Poor’s ratings services or “P 1” or “P 2” by Moody’s Investors Service and have a maturity of one year or less, or certificates of deposit or bankers’ acceptances having a maturity of one year or less issued by members of the United States Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers’ acceptances are fully insured by the United States Federal Deposit Insurance Corporation.

8.16. Bank Accounts. Open or maintain any deposit, checking, operating or other bank account, or similar money handling account, with any bank or other financial institution except for those accounts identified in the Disclosure Schedule, or close or permit to be closed any of the accounts listed in the Disclosure Schedule, in each case without Lender’s prior written consent, and then only after Borrower has implemented agreements with such bank or financial institution and Lender in form and substance acceptable to Lender.

8.17. Transactions with Affiliates. Except as described in the Disclosure Schedule, make, enter into or otherwise undertake any transaction with any Affiliate, if such transaction (a) has not been approved or otherwise consented to pursuant to the applicable terms of Borrower’s Charter Documents, (b) has not been approved by Borrower’s audit committee in accordance with Borrower’s Charter Documents, and (c) is not at least as favorable to Borrower as a similar transaction entered into at arms’ length with an unrelated third party.

8.18. Capital Expenditures. Permit Capital Expenditures to exceed, individually or in the aggregate, an amount equal to Two Hundred Thousand and 00/100 Dollars ($200,000.00) in any Fiscal Year.

8.19. EBITDA. Permit EBITDA as of and for:

(a) The twelve (12) consecutive calendar month period ending on March 31, 2014, to be less than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00); and

(b) The twelve (12) consecutive calendar month period ending on June 30, 2014, to be less than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00); and

(c) The twelve (12) consecutive calendar month period ending on September 30, 2014, and for each period of twelve (12) consecutive calendar months ending on a Fiscal Quarter thereafter, to be less than Five Hundred Thousand and 00/100 Dollars ($500,000.00).

8.20. Offerings of Equity Interests. Not make any offering of Equity Interests (each, a “Future Offering”) unless (a) such Future Offering consists of an offering and sale of common stock of CBI pursuant to one or more registration statements filed with the Securities and Exchange Commission, and (b) no securities consisting of indebtedness, in whole or in part (and whether or not convertible into Equity Interests), of CBI are offered or sold in such Future Offering, and (c) the common stock offered and sold in such Future Offering does not provide for a fixed or mandatory dividend of cash.

ARTICLE 9. EVENTS OF DEFAULT; REMEDIES OF LENDER.
9.1. Events of Default. The happening of any of the following events, occurrences or conditions, or series of events, occurrences or conditions, shall be an “Event of Default” (collectively, “Events of Default”) under this Agreement:

(a) Borrower shall fail pay the amount of any Obligation (whether principal, interest, costs, charges, expenses, or otherwise) in full when due pursuant to the terms of this Agreement or any other Loan Document; or

(b) any (i) representation contained in ARTICLE 5 of this Agreement shall have been inaccurate when made by Borrower or shall have been otherwise breached, after taking into consideration any materiality or Materiality qualifier, or any period of grace, notice and/or cure, specifically provided for in this Agreement with respect to such representation, if any, or (ii) any representation or certification contained in any certificate, document or instrument delivered to Lender pursuant to ARTICLE 6 of this Agreement shall have been inaccurate when made by Borrower or shall have been otherwise breached in any Material respect; or

(c) Borrower shall fail to comply with any provision, term, covenant or condition contained in ARTICLE 6, ARTICLE 7 or ARTICLE 8 of this Agreement, after taking into consideration any materiality or Materiality qualifier, or any period of grace, notice and/or cure, specifically provided for in this Agreement with respect to such provision, term, covenant or condition, if any; or

(d) other than with respect to the provisions, terms, covenants and conditions contained in ARTICLE 6, ARTICLE 7 and ARTICLE 8 of this Agreement, if Borrower shall fail to comply with any provision, term, covenant, or condition contained in this Agreement, after taking into consideration any materiality or Materiality qualifier, or any period of grace, notice and/or cure, specifically provided for in this Agreement with respect to such provision, term, covenant or condition, if any; provided, however, that to the extent such provision, term, covenant or condition does not contain any materiality or Materiality qualifier, or any period of grace, notice and/or cure, Borrower shall have a period of ten (10) Banking Days from date that Borrower has actual knowledge of such non-compliance in which to cure such non-compliance; or

(e) the occurrence of any “default” or “event of default” under any other Loan Document (as such terms are defined in the respective Loan Document), after taking into consideration any applicable period of grace, notice and/ or cure as provided for in such Loan Document, if any; or

(f) Borrower shall (i) cease to be Solvent, (ii) make an assignment for the benefit of its creditors, (iii) call a meeting of its creditors to obtain any general financial accommodation, (iv) suspend business, or (v) commence any case under any provision of the Bankruptcy Code including provisions for reorganizations; or

(g) (i) if any case under any provision of the Bankruptcy Code, including provisions for reorganizations, shall be commenced against Borrower and such case remains undismissed, undischarged or unbonded for a period of sixty (60) calendar days from the date of commencement, or (ii) if a receiver, trustee or equivalent officer shall be appointed for all or any of the Collateral or of Borrower’s Property which results in the entry of an order for relief or such adjudication or appointment; or

(h) if Borrower’s independent public accountants shall refuse to deliver to Lender (i) any financial statement required by this Agreement within thirty (30) calendar days of the due date thereof, or (ii) any information requested by Lender pursuant to the provisions of Section 6.11 within five (5) Banking Days of such request; or

(i) if any federal or state tax lien is filed or recorded against Borrower and is not bonded or discharged within thirty (30) calendar days of the date of filing or recording; or

(j) if a Material judgment shall be entered against Borrower in any action or proceeding and shall not be stayed, vacated, bonded, paid or discharged within thirty (30) calendar days of entry, except a judgment where the claim is fully covered by insurance and the insurer has accepted full liability therefor in writing and such writing has been delivered to Lender; or

(k) if, other than with respect to the Obligations (i) any Material Indebtedness of Borrower shall be declared to be or shall become due and payable prior to its stated maturity; or (ii) any obligation of Borrower with respect to any Material Indebtedness shall not be paid or performed as and when the same becomes due; or (iii) any payment by Borrower with respect to any Material Indebtedness shall be declared to be or shall become due and payable prior to its stated maturity; or (iii) there shall occur any event or condition which constitutes an event of default under any mortgage, indenture, Instrument, agreement or evidence of Indebtedness relating to any Material Indebtedness of Borrower the effect of which is to permit the holder or the holders of such mortgage, indenture, Instrument, agreement or evidence of Indebtedness, or a trustee, agent or other representative on behalf of such holder or holders, to cause the Indebtedness evidenced thereby to become due prior to its stated maturity; or

(l) if Borrower becomes obligated to pay any Material amount under any Third Party Obligation, or any Third Party Obligation is not renewed or replaced on terms substantially similar to or more favorable to Borrower than the original Third Party Obligation; or

(m) the occurrence of any Reportable Event that could in Lender’s reasonable discretion result in the termination of any Employee Benefit Plan, or if a trustee shall be appointed by a United States District Court or other court or administrative tribunal to administer any Employee Benefit Plan, or if the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Employee Benefit Plan; or

(n) the occurrence of any Material Adverse Change.

9.2. Rights and Remedies with Respect to Loans and Advances.

(a) Termination of Lending Obligations. Upon the occurrence of an Event of Default Lender may, in Lender’s sole discretion (i) terminate any or all Loans and correspondingly terminate its obligations to otherwise lend to or extend credit to Borrower under this Agreement, under any Note and/or any other Loan Document, without prior notice to Borrower, and/or (ii) increase the amount of interest payable on any Loan to the applicable Default Rate, and/or (iii) increase all fees payable to Borrower under this Agreement that may be increased upon the occurrence of an Event of Default, and/or (iv) demand payment in full of all or any portion of the Obligations or any Note (whether or not payable on demand prior to such Event of Default), and/or (v) take all other and further actions and avail itself of any and all rights and remedies available to Lender under this Agreement, any other Loan Document, under law or in equity.

(b) Obligations Immediately Due. Notwithstanding the provisions of Section 9.2(a) immediately above, upon the occurrence of any Event of Default described in Section 9.1(f) or Section 9.1(g), without notice, demand or other action by Lender (i) all of Borrower’s Obligations to Lender shall immediately become due and payable whether or not payable on demand prior to such Event of Default, and (ii) all interest payable on the Obligations shall increase to the applicable Default Rate, and (iii) all fees payable to Borrower under this Agreement that may be increased upon the occurrence of an Event of Default shall increase to their applicable amount after an Event of Default, and (iv) Lender may take all other and further actions and avail itself of any and all rights and remedies available to Lender under this Agreement, any other Loan Document, under law or in equity.

9.3. Rights and Remedies with Respect to Collateral. Without limiting any rights or remedies Lender may have pursuant to this Agreement, under applicable law or otherwise, and in addition to all rights and remedies granted to Lender as a Secured party in the UCC, upon the occurrence and during the continuation of an Event of Default:

(a) Notification of Account Debtors. (i) Lender may notify Account debtors of Lender’s security interest in and to Accounts and Receivables and direct Account debtors to make payment directly to Lender without notice to, consent of, or any other action by Borrower, or (ii) Borrower, at the request of Lender, shall notify Account debtors of Lender’s security interest in Borrower’s Accounts and Receivables and direct Account debtors to make payment directly to Lender. Borrower hereby authorizes Account debtors to make payments directly to Lender and to rely on notice from Lender without further inquiry. Lender may on Borrower’s behalf endorse all items of payment received by Lender that are payable to Borrower for the purposes described above.

(b) Collections; Modifications of Terms. Lender may but shall be under no obligation to (i) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to Lender; (ii) demand, sue for, collect and give receipts for and take all necessary or desirable steps to collect any Collateral or Proceeds in its or Borrower’s name, and apply any such collections against the Obligations as Lender may elect; (iii) take control of any Collateral and any cash and non-cash Proceeds of any Collateral; (iv) enforce, compromise, extend, renew settle or discharge any rights or benefits of Borrower with respect to or in and to any Collateral, or deal with the Collateral as Lender may deem advisable; and (v) make any compromises, exchanges, substitutions or surrenders of Collateral Lender deems necessary or proper in its reasonable discretion, including without limitation, extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to, consent of, or any other action of Borrower and without otherwise discharging or affecting the Obligations, the Collateral or the security interests granted to Lender under this Agreement or any other Loan Document.

(c) Insurance. Lender may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and Borrower’s name any checks or drafts constituting Proceeds of insurance. Any Proceeds of insurance received by Lender may be applied by Lender against payment of all or any portion of the Obligations as Lender may elect in its reasonable discretion.

(d) Possession and Assembly of Collateral. Lender may take possession of the Collateral and/or without removal render Borrower’s Equipment unusable. Upon Lender’s request, Borrower shall assemble the Collateral and make it available to Lender at a place or places to be designated by Lender that is reasonably convenient to Lender and Borrower.

(e) Set-off. Lender may and without any notice to, consent of or any other action by Borrower (such notice, consent or other action being expressly waived), set-off or apply (i) any and all deposits (general or special, time or demand, provisional or final) at any time held by or for the account of Lender, and/or (ii) any Indebtedness at any time owing by Lender or any Affiliate of Lender or any participant in the Loans to or for the credit or the account of Borrower, to the repayment of the Obligations irrespective of whether any demand for payment of the Obligations has been made.

(f) Disposition of Collateral.

(i) Sale, Lease, etc. of Collateral. Lender may, without demand, advertising or notice, all of which Debtor hereby waives (except as the same may be required by the UCC or other applicable law), at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, at such prices and upon such terms as are commercially reasonable (within the meaning of the UCC) (A) sell, lease, license or otherwise dispose of any and all Collateral, and/or (B) deliver and grant options to a third party to purchase, lease, license or otherwise dispose of any and all Collateral. Lender may sell, lease, license or otherwise dispose of any Collateral in its then-present condition or following any preparation or processing deemed necessary by Lender in its reasonable discretion. Lender may be the purchaser at any such public or private sale or other disposition of Collateral, and in such case Lender may make payment of all or any portion of the purchase price therefor by the application of all or any portion of the Obligations due to Lender to the purchase price payable in connection with such sale or disposition. Lender may, if it deems it reasonable, postpone or adjourn any sale or other disposition of any Collateral from time to time by an announcement at the time and place of the sale or disposition to be so postponed or adjourned without being required to give a new notice of sale or disposition; provided, however, that Lender shall provide Debtor with written notice of the time and place of such postponed or adjourned sale or disposition. Borrower hereby acknowledges and agrees that Lender’s compliance with any requirements of applicable law in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any sale, lease, license or other disposition of such Collateral.

(ii) Application of Disposition Proceeds. Borrower shall be obligated for, and the Proceeds of any sale, lease, license or other disposition of Collateral pursuant to this paragraph (f) shall be applied (A) first to the costs of retaking, holding, preparing for disposition, processing, and disposing of Collateral, including the fees and disbursements of attorneys, auctioneers, appraisers, consultants and accountants employed by Lender in connection with the foregoing, and then (B) to the payment of the Obligations in whatever order Lender may elect. Borrower shall remain liable for all amounts of the Obligations remaining unpaid as a result of any deficiency of the Proceeds of the sale, lease, license or other disposition of Collateral after such Proceeds are applied as provided in the foregoing sentence. Lender shall pay any Proceeds of the sale, lease, license or other disposition of Collateral remaining after application as provided in clause (A) and (B), above, in accordance with the applicable provisions of the UCC.

(iii) Warranties; Sales on Credit. Lender may sell, lease, license or otherwise dispose of the Collateral without giving any warranties and may specifically disclaim any and all warranties, including but not limited to warranties of title, possession, merchantability and fitness. Debtor hereby acknowledges and agrees that Lender’s disclaimer of any and all warranties in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any such disposition of the Collateral. If Lender sells, leases, licenses or otherwise disposes of any of the Collateral on credit, Borrower will be credited only with payments actually made by the recipient of such Collateral and received by Lender and applied to the Obligations. If any Person fails to pay for Collateral acquired pursuant this this paragraph (f) on credit, Lender may re-offer the Collateral for sale, lease, license or other disposition.

(g) Election of Remedies for Non-Collateral Property. Notwithstanding Lender’s security interest in and to the Collateral, to the extent that the Obligations are now or are hereafter secured by any Property other than the Collateral, or by the guaranty, endorsement, assets or Property of any other Person, Lender shall have the right in Lender’s sole discretion to determine which rights, security, liens, security interests and/or remedies Lender may at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way impairing, modifying or affecting any of Lender’s other rights, security, liens, security interests or remedies with respect to such Property, or any of Lender’s rights or remedies under this Agreement or any other Loan Document.

(h) Lender’s Obligations. Borrower agrees that Lender shall not have any obligation to preserve rights to any Collateral against prior parties or to marshal any Collateral of any kind for the benefit of any other creditor of Borrower or any other Person. Lender shall not be responsible to Borrower for loss or damage resulting from Lender’s failure to enforce its security interests or collect any Collateral or Proceeds or any monies due or to become due under the Obligations or any other liability or obligation of Borrower to Lender.

(i) Waiver of Rights by Borrower. Except as may be otherwise specifically provided in this Agreement, Borrower waives, to the extent permitted by law, all bonds, security or sureties required by any Governmental Rule or otherwise as an incident to Lender’s taking of possession of, or sale, lease, license or other disposition of, any Collateral. Borrower authorizes Lender, upon the occurrence of an Event of Default to enter upon any premises owned by or leased to Borrower where the Collateral is kept, without obligation to pay rent or for use and occupancy, through self help, without judicial process and without having first given notice to Borrower or obtained an order of any court, and peacefully retake possession thereof by securing at or removing same from such premises.

ARTICLE 10. GENERAL PROVISIONS.
10.1. Amendment and Restatement of Loan and Security Agreement. This Agreement amends and restates in its entirety, and is given in replacement of and in substitution for, but not in repayment of, the Loan and Security Agreement between Lender and Borrower dated as of August 19, 2011, as amended by a First Amendment effective July 23, 2012, by a Second Amendment effective March 11, 2013, by a Third Amendment effective August 7, 2013, by a Fourth Amendment, Waiver and Consent effective October 21, 2013, by a Fifth Amendment, Waiver and Consent effective November 14, 2013 and by a Sixth Amendment effective as of June 30, 2014.

10.2. Construction if Multiple Borrowers. If this Agreement is executed by two (2) or more Persons as Borrower, each of the undersigned executing this Agreement as Borrower acknowledges and agrees that:

(a) the obligations of Borrower under this Agreement (including the Obligations) are joint and several obligations of each of the undersigned. Each of undersigned expressly represents that it is part of a common enterprise and that any financial accommodations by Lender under this Agreement and under the other Loan Documents are and will be of direct and indirect interest, benefit and advantage to the undersigned;

(b) to the fullest extent permitted by applicable law, the obligations of the undersigned under this Agreement (including the Obligations) shall not be affected by (i) the failure of Lender to assert any claim or demand or to enforce or exercise any right or remedy against any of the undersigned under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of Lender;

(c) the obligations of the undersigned under this Agreement (including the Obligations) shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the final and indefeasible payment in cash and performance of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the undersigned under this Agreement (including the Obligations) shall not be discharged or impaired or otherwise affected by the failure of Lender to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any of the undersigned or that would otherwise operate as a discharge of the undersigned as a matter of law or equity (other than the final and indefeasible payment in cash and performance in full of all the Obligations on or after the Revolving Credit Termination Date);

(d) To the fullest extent permitted by applicable law, each of the undersigned waives any defense based on or arising out of any defense of the undersigned or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other of the undersigned, other than the final and indefeasible payment in cash and performance in full of all the Obligations and the termination of Lender’s commitment to make Loans hereunder. Lender may, at its election, foreclose on any security held by one or more of the undersigned by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other of the undersigned, or exercise any other right or remedy available to it against any other of the undersigned, without affecting or impairing in any way the liability of the undersigned under this Agreement except to the extent that all the Obligations have been finally and indefeasibly paid in cash and performed in full and Lender’s commitment to make Loans has been terminated. Each of the undersigned waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the undersigned against any other of the undersigned, as the case may be, or any security; and

(e) each of the undersigned is obligated to repay and perform the Obligations as joint and several obligors under this Agreement. Upon payment by any of the undersigned of any Obligations, all rights of such Person against any of the other undersigned arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment to Lender in cash and performance of all the Obligations in full and the termination of Lender’s commitment to make Loans. In addition, any Indebtedness of any of the undersigned now or hereafter held by any other of the undersigned is hereby subordinated in right of payment to the prior indefeasible payment to Lender in cash and performance of the Obligations in full and each of the undersigned will not demand, sue for or otherwise attempt to collect any such Indebtedness.

10.3. Rights and Remedies Cumulative. Lender’s rights and remedies under this Agreement (specifically including all rights and remedies of Lender under 0) shall be cumulative and not alternative or exclusive, irrespective of any other rights or remedies that may be available to Lender under any other Loan Document, by operation of law or otherwise, and may be exercised by Lender at such time or times and in such order as Lender in Lender’s sole discretion may determine, and are for the sole benefit of Lender. Lender’s failure to exercise or delay in exercising any right or remedy shall not (a) preclude Lender from exercising such right or remedy thereafter, (b) preclude Lender from exercising any other right or remedy of Lender, or (c) result in liability to Lender or Lender’s Affiliates or their respective members, managers, shareholders, directors, officers, partners, employees, consultants or agents.

10.4. Reinstatement. The agreements, covenants, liabilities and obligations of Borrower set forth in this Agreement (including, but not limited to, the final and indefeasible payment to Lender in cash and performance of the Obligations in full) shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of the Obligations is rescinded or must otherwise be restored or returned by Lender by reason of any bankruptcy, reorganization, arrangement, composition or similar proceeding or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any other Person, or any Property of Borrower or any other Person, or otherwise, all as though such payment had not been made.

10.5. Successors and Assigns. This Agreement is entered into for the benefit of the parties hereto and their successors and assigns and shall be binding upon the parties, their successors and assigns. Lender shall have the right, without the necessity of any consent, authorization or other action by Borrower, to sell, hypothecate, assign, securitize or grant participations in all or a portion of Lender’s interest in the Loans and the Loan Documents to other financial institutions or other entities of Lender’s choice and on such terms as are acceptable to Lender in Lender’s sole discretion. Borrower shall not assign, exchange or otherwise hypothecate any rights, liabilities or obligations under this Agreement, in whole or in part, without the prior written consent of Lender, which consent may be granted or withheld in Lender’s sole discretion, and any attempted assignment, exchange or hypothecation without Lender’s written consent shall be void and be of no effect.

10.6. Notice. Wherever this Agreement provides for notice to any party (except as expressly provided to the contrary), it shall be given by messenger, facsimile, certified U.S. mail with return receipt requested, or nationally recognized overnight courier with receipt requested, effective when either received or receipt rejected by the party to whom addressed, and shall be addressed as provided in the Disclosure Schedule, or to such other address as the party affected may hereafter designate.

10.7. Strict Performance. The failure by Lender at any time to require Borrower’s strict compliance with or performance of any provision of this Agreement shall not waive, affect, impair or diminish any right of Lender thereafter to demand Borrower’s strict compliance with and performance of such provision. Any suspension or waiver by Lender of any Default or Event of Default shall not suspend, waive or affect any other Default or Event of Default, whether the same is prior or subsequent to such suspension or waiver and whether of the same or a different type.

10.8. Waiver. Borrower waives presentment, protest, notice of dishonor and notice of protest with respect to any Document or Instrument on or for which it may be liable to Lender as maker, endorser, guarantor or otherwise (including but not limited to this Agreement and each Note).

10.9. Construction of Agreement. The parties hereto agree that the terms, provisions and language of this Agreement were the result of negotiations between the parties, and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against either party. Any controversy over the construction of this Agreement shall be decided without regard to events of authorship or negotiation.

10.10. Expenses; Taxes.

(a) Borrower shall reimburse Lender for all expenses incurred by Lender in connection with the transactions contemplated by this Agreement or the other Loan Documents, including, without limitation, fees in connection with any bank account, the Lockbox, the Blocked Account, wire charges, automatic clearing house fees and other similar costs and expenses incurred by Lender in carrying out the transactions contemplated by this Agreement.

(b) If, at any time or times prior or subsequent to the Effective Date, regardless of whether or not a Default or an Event of Default then exists or any of the transactions contemplated by this Agreement are concluded, Lender employs counsel for advice or other representation, incurs legal fees or expenses, consulting fees or expenses, fees, costs or expenses of external professionals engaged by Lender, or other out-of-pocket costs or expenses in connection with: (i) the exercise of any right or remedy of Lender described in this Agreement or any other Loan Document; (ii) the negotiation and preparation of this Agreement or any other Loan Document, or any amendment, modification or restatement of this Agreement or any other Loan Document; (iii) the administration of this Agreement or any other Loan Document and the transactions contemplated hereby and thereby; (iv) periodic field exams or audits and appraisals performed by Lender; (v) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any other Loan Document or Borrower’s business or affairs; (vi) the establishment, attachment, perfection or protection of any security interest or lien on the Collateral; (vii) any attempt to enforce any right or remedy of Lender against Borrower or any other Person who may be obligated to Lender by virtue of this Agreement or any other Loan Document including, without limitation, Account debtors; or (viii) any attempt to inspect, verify, protect, preserve, restore, collect, sell, lease, license, liquidate or otherwise dispose of or realize upon the Collateral; then, in any such event, all reasonable attorneys’ fees arising from such services and all expenses, costs and charges of such counsel, all fees, costs, expenses and charges of consultants and professionals engaged by Lender, and all other costs and out-of-pocket expenses of Lender relating to any of the events or actions described above shall be payable by Borrower to Lender, and shall be additional Obligations under this Agreement secured by the Collateral.

(c) Additionally, if any tax, levy or charge (including any intangibles tax, stamp tax or recording tax) shall be imposed upon or payable by Lender in connection with the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any other Loan Document, or the creation of any of the Obligations under this Agreement (i) Borrower will pay (or will promptly reimburse Lender for the payment of) all such taxes, levies and charges including, but not limited to, any interest and penalties thereon, (ii) following receipt of notice from Lender regarding the claim for payment of, or imposition of, any such tax, levy or charge, with the consent of Lender, which consent may not be unreasonably withheld, conditioned or delayed, Borrower shall have the right, at its own cost and expense, to contest the imposition of such tax, levy or charge, and with the consent of the Lender, which consent may not be unreasonably withheld, conditioned or delayed, to compromise or settle such claim for such tax, levy or charge and pay the same following such compromise or settlement, and (iii) in any circumstance described in clause (i) or (ii) above, Borrower will indemnify, defend and hold Lender harmless from and against any liability in connection therewith.

(d) Borrower’s obligations under this Section 10.10 shall survive termination of the Loans and the termination of this Agreement.

10.11. Reimbursements Charged to Revolving Credit. With respect to any amount paid by Lender and required to be reimbursed by Borrower pursuant to the provisions of Section 10.10, Borrower agrees that Lender may charge any such amount to the Revolving Credit on the date such payment is made.

10.12. Marketing and Advertising. Borrower hereby authorizes and gives permission for Lender and Lender’s Affiliates to use the legal or fictional company name, logo, trademark and/or personal quotes in connection with promotional materials that Lender may disseminate to the public relating to Lender’s relationship with Borrower. Promotional materials may include, but are not limited to, brochures, video tapes, emails, internet websites, advertising in newspapers and/or other periodicals, lucites, pictures and photographs. Lender shall provide each Borrower with a copy of promotional materials prepared by Lender or Lender’s Affiliates prior to making such promotional materials available to the public.

10.13. Waiver of Right to Jury Trial. Borrower and Lender recognize that in matters related to the Loans and/or this Agreement and/or the other Loan Documents, and as each may be subsequently modified and/or amended, either party may be entitled to a trial in which matters of fact are determined by a jury (as opposed to a trial in which such matters are determined by a judge, magistrate, referee or other elected or appointed decider of facts). By executing this Agreement, and as specifically provided below, Lender and Borrower waive their respective right to a trial by jury. Borrower and Lender each hereby expressly acknowledges that this waiver is entered into to avoid delays, minimize trial expenses, and streamline the legal proceedings in order to accomplish a quick resolution of claims arising under or in connection with this Agreement, the other Loan Documents, the Loan(s), the Note(s) and the transactions contemplated by this Agreement.

(a) WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT BORROWER OR LENDER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, ACTION, SUIT OR PROCEEDING, DIRECTLY OR INDIRECTLY, AT ANY TIME ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, ANY LOAN, ANY NOTE, ANY LOAN DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, BEFORE OR AFTER MATURITY.

(b) CERTIFICATIONS. BORROWER HEREBY CERTIFIES THAT NEITHER ANY REPRESENTATIVE NOR AGENT OF LENDER NOR LENDER’S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT LENDER WOULD NOT, IN THE EVENT OF ANY LITIGATION, ACTION SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER. BORROWER ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION HEREIN.

10.14. Indemnification by Borrower. Borrower hereby covenants and agrees to indemnify, defend (with counsel selected by Lender) and hold harmless Lender, Lender’s Affiliates and their respective servicers, members, managers, directors, shareholders, officers, partners, employees, attorneys, consultants and agents (collectively, the “Indemnitees”) from and against any and all claims, damages, liabilities, costs and expenses (including, without limitation, actual and reasonable attorney’s fees and expenses and other costs of investigation or defense, including those incurred upon any appeal), which may be incurred by or asserted against any Indemnitee (whether for breach of contract, in tort or under any other theory of liability) in connection with or as a result of credit having been extended, suspended or terminated under this Agreement or the other Loan Documents or with respect to the execution, delivery, enforcement, performance or administration of, or in any other way arising out of relating to, this Agreement or the other Loan Documents or any other documents or transactions contemplated by or referred to in this Agreement, or any action or failure to act with respect to any of the foregoing, including any and all product liabilities, environmental liabilities, taxes and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to and of the Loan Documents, the correctness, validity or genuineness of any Instrument or Document that may be released or endorsed to Borrower by Lender (which shall automatically be deemed to be without recourse to Lender in any event), the existence, character, quantity, quality, condition, value or delivery of any Goods purporting to be represented by any such Instruments or Documents, or any broker’s commission, finder’s fee or similar charge or fee payable by Borrower in connection with the Loans and the transactions contemplated by this Agreement (collectively, the “Indemnified Liabilities”), except to the extent that any such Indemnified Liability is determined by a court of competent jurisdiction in a final non-appealable judgment to have resulted solely from such Indemnitee’s gross negligence or willful misconduct. BORROWER, FOR ITSELF AND FOR ALL SUCCESSORS, ASSIGNS, THIRD PARTY BENEFICIARIES AND ALL OTHER PERSONS THAT MAY ASSERT CLAIMS DERIVATIVELY THROUGH SUCH PARTY, HEREBY WAIVES ANY AND ALL CLAIMS FOR INDEMNIFIED LIABILITIES AGAINST ALL INDEMNITEES EXCEPT TO THE EXTENT THAT ANY SUCH INDEMNIFIED LIABILITY IS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE JUDGMENT TO HAVE RESULTED SOLELY FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO BORROWER, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR FOR INDIRECT PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER. THE PROVISIONS OF THIS SECTION 10.14 SHALL SURVIVE TERMINATION OF THE LOANS AND THE TERMINATION OF THIS AGREEMENT.

10.15. Savings Clause for Indemnification. To the extent that Borrower’s undertaking to indemnify, pay and hold harmless set forth in Section 10.14 above may be unenforceable because it violates any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all matters referred to under Section 10.14.

10.16. Lender’s Performance. Lender shall not be responsible for any failure of any Advance to be credited to any account of Borrower (i) if such failure is caused by conditions beyond Lender’s control including, but not limited to Acts of God, restrictions of Governmental Units (including the denial or cancellation of any necessary license, registration or permit), wars, insurrections, or interruptions of telephone service or internet access caused by a service provider or resulting from the failure of a service provider’s equipment, software or personnel, and (ii) if such failure is not caused by or due to an event, occurrence or condition described in clause (i) immediately above, unless such failure is caused by or due to Lender’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment.

10.17. Entire Agreement; Amendments; Lender’s Consent. This Agreement (including the Schedules and Exhibits) constitutes the entire agreement between Lender and Borrower with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions between Lender and Borrower, whether express or implied, oral or written, with respect to the subject matter hereof. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be Authenticated by Lender in a Record, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.18. Cross Default; Cross Collateralization. Borrower hereby acknowledges and agrees that (a) each other Loan Document and agreement between Borrower and Lender is hereby amended, to the extent necessary, to provide that a Default or an Event of Default under this Agreement is a default or event of default, respectively, under each such Loan Document or agreement, and a default or event of default under any Loan Document or agreement between Borrower and Lender is a Default or an Event of Default, respectively, under this Agreement, and (b) the Collateral secures the payment to Lender and performance of the Obligations in full, whether now or hereafter outstanding under all other Loan Documents and agreements between Borrower and Lender, and that the Collateral and any other Property of any other Person pledged to Lender in connection with the transactions contemplated by this Agreement under any other Loan Document or agreement with Lender secures the payment to Lender and performance of the Obligations in full.

10.19. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

10.20. Severability of Provisions. Any provision of this Agreement or any of the other Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or the other Loan Documents or affecting the validity or enforceability of such provision in any other jurisdiction.

10.21. Governing Law; Consent To Jurisdiction.

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF EACH NOTE DELIVERED PURSUANT HERETO WERE AND ARE DISBURSED FROM THE STATE OF NEW YORK. THE PARTIES AGREE THAT THE STATE OF NEW YORK HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED ENTIRELY IN SUCH STATE WITHOUT TO ITS PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN A GOVERNING LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THIS AGREEMENT AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE UCC. TO THE FULLEST EXTENT PERMITTED BY LAW, LENDER AND BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT OR ANY NOTE ISSUED BY BORROWER TO LENDER IN CONNECTION HEREWITH.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN THE SOLE OPTION OF LENDER IN ANY FEDERAL OR STATE COURT LOCATED IN WESTCHESTER COUNTY, NEW YORK, OR ERIE COUNTY, NEW YORK PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW; HOWEVER, LENDER MAY, AT ITS OPTION, COMMENCE ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION TO OBTAIN POSSESSION OF OR FORECLOSE UPON ANY COLLATERAL, TO OBTAIN EQUITABLE RELIEF OR TO ENFORCE ANY JUDGMENT OR ORDER OBTAINED BY LENDER AGAINST BORROWER OR WITH RESPECT TO ANY COLLATERAL, TO ENFORCE ANY RIGHT OR REMEDY UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR TO OBTAIN ANY OTHER RELIEF DEEMED APPROPRIATE BY LENDER, AND LENDER AND BORROWER EACH WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND LENDER AND BORROWER EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER REPRESENTS AND ACKNOWLEDGES THAT IT HAS REVIEWED THIS CONSENT TO JURISDICTION PROVISION WITH ITS LEGAL COUNSEL, AND HAS MADE THIS WAIVER KNOWINGLY AND VOLUNTARILY, WITHOUT COERCION OR DURESS.

10.22. Table of Contents; Headings. The table of contents and headings preceding the text of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement or affect its meaning, construction or effect.

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LENDER:

ACF FINCO I LP

By:/s/ Oleh Szczupak

Name:Oleh Szczupak

Its:Vice President

Effective Date:	9/22/2014

BORROWER:

CASTLE BRANDS INC.

By:	/s/ Alfred J. Small

Name:	Alfred J. Small

Its:	CFO

Date:	9/22/2014

CASTLE BRANDS (USA) CORP.

By:	/s/ Alfred J. Small

Name:	Alfred J. Small

Its:	CFO

Date:	9/22/2014

DEFINITIONS SCHEDULE

“Advance” means each principal amount of the Revolving Credit delivered to Borrower in connection with a Notice of Borrowing (including each principal amount delivered to Borrower under a Sublimit of the Revolving Credit), the aggregate L/C Exposure, and each other amount charged to the principal of the Revolving Credit pursuant to this Agreement.

“Affiliate” of a Person means a “Person related to” such Person as defined in Sections 9-102(62) and 9-102(63) of the UCC, and for purposes of this Agreement also includes any employee of such Person, and any entity controlled by or under common control with any such employee. For purposes of this definition the term “control” as used in Section 9-102(63) of the UCC means the possession, directly or indirectly, of the power to direct or cause the direction of the management and/or policies of a Person, whether through the ownership of voting stock or other equity interests, by agreement or otherwise.

“Anti-Terrorism Laws” shall mean any and all laws, regulations, rules, orders, etc. in effect from time to time relating to anti-money laundering and terrorism, including, without limitation, Executive Order No. 13224 (effective September 24, 2001) and the USA Patriot Act.

“Banking Day” means a day on which commercial banks are not authorized or required to close in New York State.

“Blocked Person” shall mean (a) any person (i) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 or any other applicable regulations of the U.S. Department of Treasury Office of Foreign Asset Control or any successor agency (“OFAC”), (ii) owned or controlled by, or acting for or on behalf of, any person listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 or other applicable OFAC regulations, (iii) with which Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (iv) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224 or other applicable OFAC regulations, (v) that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list, or (vi) that is named a “denied person” on the most current list published by the U.S. Commerce Department, or (b) an agency of the government of a Sanctioned Country, (c) an organization controlled by a Sanctioned Country, or (d) a person resident in a Sanctioned Country to the extent subject to a sanctions program administered by OFAC.

“Borrowing Base” means, at any time, an amount equal to:

(a) an amount not to exceed eighty five percent (85.0%) of the aggregate amount of Eligible Receivables at such time, plus;

(b) the least of (i) fifty percent (50.0%) of the Value of Eligible Inventory at such time; provided, however, for purposes of determining the Borrowing Base at any time in no event shall the Value of Eligible In-Transit Inventory at any time exceed Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), (ii) Six Million and 00/100 Dollars ($6,000,000.00), and (iii) sixty percent (60.0%) of the Borrowing Capacity at such time, less;

(c) the aggregate L/C Exposures at such time; less

(d) the aggregate amount of all Reserves in effect at such time.

For purposes of determining the amount to be advanced against Inventory in calculating the Borrowing Base as described above, the “Value” of Inventory shall mean the lesser of cost (including freight charges for Eligible Inventory, but excluding all profit and other mark-ups for purchases of Inventory from Affiliates) or the fair market value of such Inventory.

“Capital Expenditures” means for any period, as determined in accordance with GAAP, the dollar amount of gross expenditures (including obligations under capital leases) made or incurred for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) during such period.

“Charter Documents” means (a) with respect to a corporation, such corporation’s certificate or articles of incorporation (as applicable) and bylaws in effect on the Effective Date, and as the same may be amended, restated or otherwise modified after the date hereof, (b) with respect to a partnership, such partnership’s articles or certificate of formation or certificate of partnership (as applicable) or other certificate required to be filed with any Governmental Authority in order to form such partnership, and partnership agreement in effect on the Effective Date, and as the same may be amended, restated or otherwise modified after the date hereof, and (c) with respect to a limited liability company or limited liability partnership, such limited liability company’s or limited liability partnership’s articles or certificate of formation (as applicable) and limited liability company agreement, limited liability partnership agreement or operating agreement (as applicable) in effect on the Effective Date, and as the same may be amended, restated or otherwise modified after the date hereof.

“Code” means the Internal Revenue Code of the United States, as the same may be amended.

“Collateral” means all of the properties and assets of Borrower, whether real, personal or mixed, wherever located, tangible or intangible, and all interests in all of the properties and assets of Borrower of any kind, whether such properties, assets or interests are owned on the Effective Date or thereafter acquired, whether owned or held by Borrower or by any other Person in any manner for Borrower’s account, all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of all of the foregoing, and specifically including all cash, Money (as defined in Section 1-201(24) of the UCC), Accessions, Accounts (including without limitation all Receivables and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to, or destruction of any or all of the Collateral), Certificates of title, Chattel paper, Commercial tort claims (specifically including all Commercial tort claims arising from or in connection with the matters described in the attached Disclosure Schedule), Deposit accounts, Documents (including but not limited all to books and records, and all recorded data of any kind or nature, regardless of the medium of recording, including, without limitation, writings, plans, specifications, schematics customer lists, credit files, computer programs, printouts and other computer materials and records of Borrower pertaining to any of the items or subject matter described in this paragraph), Equipment, General intangibles, Goods, Health-care-insurance receivables, Instruments, Inventory, Investment property, Letter-of-credit rights, Proceeds, Records, Software and Supporting obligations, all rights to payment for money or funds advanced or sold, and all monies or other Property of any kind now or at any time or times hereafter in the possession or under the control of Lender or any Affiliate of Lender or any representative, agent or correspondent of Lender pertaining to any of the items or subject matter described in this paragraph; provided, however, if on or prior to the Effective Date Borrower has not obtained the written consent of a Governmental Authority necessary to permit the assignment of any Document, Instrument, Chattel Paper, contract or agreement by and between Borrower and any Governmental Authority (a “Government Contract”) in connection with the granting by Borrower to Lender of the security interests described herein, the Collateral and Lender’s security interests described herein shall specifically exclude each such Government Contract, and all of Borrower’s rights, title and interests therein, however, in such case the Collateral and Lender’s security interests granted herein shall specifically include and shall be limited to all Accounts and Receivables in connection with such Government Contract and all of Borrower’s rights, title and interests in and to such Accounts and Receivables, and all such Accounts and Receivables shall be considered as Collateral for purposes hereof.

“Contract Year” means initially the period of twelve (12) consecutive calendar months commencing on the Effective Date, and thereafter each period of twelve (12) consecutive calendar months commencing on the annual anniversary of the Effective Date.

“Default” means each event, occurrence or condition, or series of events, occurrences or conditions (individually and collectively, an “Occurrence”), that would constitute an Event of Default as defined in Section 9.1, disregarding (a) all requirements of notice to be delivered to Borrower under this Agreement in connection with such Occurrence as a condition to the existence of such prospective Event of Default, and (b) all periods of time, grace or cure under this Agreement that must pass prior to the existent of such prospective Event of Default.

“Default Rate” means, with respect to a Loan, an annualized rate of interest that is equal to three and one quarter percent (3.25%) more than the rate of interest applicable to such Loan.

“Eastern Time” means North American Eastern Standard Time, including Eastern standard time when observing standard time, and Eastern daylight time when observing daylight saving time.

“EBITDA” means, for any period, on a consolidated basis, Borrower’s net income calculated in accordance with GAAP, consistently applied and determined as of and at the end of such period, and adjusted and calculated materially in accordance with Borrower’s calculation of EBITDA, as adjusted, in Borrower’s Form 10-K filed with the SEC for the Fiscal Year ended June 30, 2014, as amended by a Form 10-K/A filed with the Securities and Exchange Commission on June 30, 2014, disregarding for such period (i) all non-cash items of gain or loss, (ii) all gains or losses in connection with foreign exchange transactions, (iii) the effect of Borrower’s awards of stock-based compensation, (iv) allowances for doubtful accounts and obsolete inventory, (v) all gains or losses in connection with severance benefits incurred, (vi) all gains or losses in connection from equity investment in non-consolidated affiliates and noncontrolling interests, (vii) all gains or losses in connection the net change in fair value of warrant liability, (viii) non-cash dividends accrued and (ix) interest on the Obligations. For purposes of this Agreement, EBITDA for any period shall be determined disregarding any items of other income and other expense during such period.

“Eligible In-Transit Inventory” means In-Transit Inventory meeting all applicable requirements for “Eligible Inventory” as defined below.

“Eligible Inventory” means Inventory that Borrower has identified and described to Lender and that is in all other respects acceptable to Lender in Lender’s discretion, and that meets all of the following criteria on the date of any Advance or Loan based thereon and on each day thereafter while any Obligation is outstanding:

(a) the Inventory consists of saleable (i) non-obsolete raw materials used for Borrower’s “Jefferson” brands stored in barrels and located in the warehouse used by Borrower in Lawrenceburg, Indiana as described in the Disclosure Schedule, and (ii) finished goods manufactured or acquired by Borrower in the ordinary course of Borrower’s business as conducted on the Effective Date and located in (A) the warehouse used by Borrower in Lawrenceburg, Indiana and operated by Lawrenceburg Distillers Indiana, LLC pursuant to a Warehouse Service Agreement dated January 20, 2010 between CBI and Lawrenceburg Distillers Indiana, LLC, (B) in the warehouses utilized by USA Wine West LLC on behalf of Borrower pursuant to a Distribution Agreement between USA Wine West LLC and CBUSA, (C) in the warehouse used by Borrower in Saint Louis, Missouri and operated by Luxco, Inc. pursuant to a Supplier Agreement dated September 25, 2012 between CBUSA and Luxco, Inc., and (D) in the warehouse used by Borrower in Lawrenceburg, Kentucky and operated by Campari America pursuant to a Bourbon Bulk Liquid Sales Agreement between CBUSA and Campari America dated March 8, 2013, as such locations are described in the Disclosure Schedule; and

(b) the Inventory does not consist of packaging supplies, labels or maintenance items; and

(c) the Inventory does not consist of Borrower’s liabilities for taxes payable to any warehouseman, bonding company, Governmental Authority or other Person in connection with any product or services sold by Borrower or by such warehouseman, bonding company or Governmental Authority; and

(d) Borrower is the sole owner of the Inventory; none of the Inventory is being held or shipped by Borrower on a consignment or approval basis; Borrower has not sold, assigned or otherwise transferred all or any portion thereof; and none of the Inventory is subject to any claim, lien or security interest (other than in favor of Lender); and

(e) if any of the Inventory is represented or covered by any document of title, instrument or chattel paper, Borrower is the sole owner of each such document, instrument and chattel paper, each of which is in the possession of Borrower, none of which has been sold, assigned or otherwise transferred, and none of which is subject to any claim, lien or security interest; and

(f) the Inventory is subject to Borrower’s contract or sole possession and (i) is located in Borrower’s facilities owned by Borrower as described on the Disclosure Schedule or (ii) if located at a facility that is not owned by Borrower and is described on the Disclosure Schedule, the landlord, warehouseman or bailee of such location has delivered a waiver in form and substance acceptable to Lender in Lender’s sole discretion, including for purposes hereof, for each bailee located in the States of Washington, Oregon, Idaho, Montana, Wyoming, Utah, , Iowa, Michigan, Maine, New Hampshire, Vermont, Pennsylvania, Ohio, West Virginia, Virginia, Maryland, North Carolina, Mississippi or Alabama, or any other State that enacts legislation similar to the “Alcohol Control Board” statutes of any of the foregoing after the date of this Agreement, a Bailment Acknowledgment substantially in the form of Exhibit D, or (iii) if being shipped or otherwise transported to Borrower from a point of origin within the continental United States (A) such Inventory has been shipped in a manner (e.g., FOB, FAS, CIF or otherwise) satisfactory to Lender in Lender’s discretion, (B) has satisfied all applicable Federal, State and local regulatory requirements (including, to the extent applicable, documentation and inspection requirements), (C) is covered by Borrower’s then-current insurance policy(-ies) against damage and risk of loss, and (D) Borrower has delivered to Lender an executed Customs Broker or Customs Agency agreement, in form and content reasonably acceptable to Lender, covering the Inventory being shipped or transported, (iv) if being shipped or otherwise transported to Borrower from a point of origin outside of the continental United States, (A) such Inventory has been shipped in a manner (e.g., FOB, FAS, CIF or otherwise) and to such location or port of entry satisfactory to Lender in Lender’s sole discretion, (B) has satisfied all applicable Federal, State and local customs and importation requirements (including, to the extent applicable, documentation and inspection requirements), (C) has not been seized or rejected, in whole or in part, by any Federal, state or local governmental agency or authority having jurisdiction over the importation of goods or materials, (D) has not been forfeited, in whole or in part, by Borrower, and (E) Borrower has delivered to Lender an executed Customs Broker or Customs Agency agreement, in form and content reasonably acceptable to Lender, covering the Inventory being shipped or transported; and

(g) Lender has a valid and perfected first priority security interest in the Inventory.

“Eligible Receivable” means each Receivable: for which the Records and accounts are located at Borrower’s facilities where such Records are maintained as described in the Disclosure Schedule; arising out of a sale in the ordinary course of Borrower’s business as conducted on the Effective Date; relating to a sale made by Borrower to a Person that is not an Affiliate of Borrower; that is not in dispute; with respect to which each representation with respect to Eligible Receivables set forth in this Agreement is accurate, and; that is acceptable to Lender in Lender’s discretion. Lender may treat any Receivable as ineligible if:

(a) more than ninety (90) consecutive calendar days has passed from the original invoice date for such Receivable; or

(b) any representation contained in this Agreement with respect to such Receivable or with respect to whether such Receivable is an Eligible Receivable was inaccurate when made; or

(c) the Account debtor has disputed liability or made any claim with respect to such Receivable or with respect to any other material Receivable due from the Account debtor; or

(d) the Account debtor (i) has filed a case for bankruptcy or reorganization under the Bankruptcy Code, or (ii) has filed against it any case under the Bankruptcy Code, or (iii) has made an assignment for the benefit of creditors, or (iv) has failed, suspended business operations, become insolvent, or (v) has a receiver or a trustee appointed for all or a significant portion of its assets or affairs, or (vi) has provided notice, or Lender has received notice, of an imminent insolvency proceeding of such Account Debtor; or

(e) the Account debtor is a supplier to or creditor of Borrower; or

(f) the Account debtor has or asserts any right of offset with respect to any Receivable or asserts any claim or counterclaim against Borrower with respect to any Receivable; or

(g) the sale giving rise to such receivable is to an Account debtor domiciled outside of the United States, unless (i) such Receivable is secured by a letter of credit issued to Borrower in amount, form and content acceptable to Lender in Lender’s sole discretion, or (ii) such Receivable is secured by a credit risk insurance policy in form and content acceptable to Lender in Lender’s sole discretion, or (iii) such Receivable is secured by acceptance or other terms acceptable to Lender in Lender’s sole discretion, or (iv) in the case of any Account debtor with cash against documents terms, Lender verifies that Borrower has executed and delivered all documents, in form and content acceptable to Lender in Lender’s discretion, necessary to transfer title of the goods subject to such documentation to the Account debtor; or

(h) twenty five percent (25.0%) or more of the Receivables of any Account debtor and/or its Affiliates is ineligible, then all the Receivables of such Account debtor and its Affiliates shall be treated as ineligible; or

(i) any portion of the Eligible Receivables of the Account debtor and/or its Affiliates exceeds fifteen percent (15.0%) of the total amount of all Eligible Receivables, then the amount of such excess shall be treated as ineligible; provided, however (x) with respect to Southern Wine and Spirits of America, Inc. and its Affiliates, if the aggregate amount of Eligible Receivables from Southern Wine and Spirits of America, Inc. and its Affiliates exceeds forty five percent (45.0%) of the total amount of all Eligible Receivables, then the amount of such excess, respectively, shall be treated as ineligible, and (y) with respect to Glazer’s Family of Companies and its Affiliates, if the aggregate amount of Eligible Receivables from Glazer’s Family of Companies and its Affiliates exceeds twenty percent (20.0%) of the total amount of all Eligible Receivables, then the amount of such excess, respectively, shall be treated as ineligible; or

(j) such Receivable relates to a sale of goods or services to the United States of America, or to a Governmental unit of the United States of America, unless Borrower assigns its right to payment of such Receivable to Lender in compliance with the Assignment of Claims Act of 1940, as amended; or

(k) such Receivable relates to a sale of goods or services to any state of the United States of America, or to any Governmental unit of any state of the United States of America, unless Borrower assigns its right to payment of such Receivable to Lender in compliance with all applicable laws, rules, regulations or administrative or judicial determinations relating to the assignment (in whole or in part) of any agreement or contract pursuant to which such sale was made; or

(l) the goods or services covered by such Receivable were shipped to the customer or performed for the customer, as applicable, prior to or after the date of the invoice giving rise to such Receivable, or such Receivable consists of a sale to an Account debtor: on consignment; on any bill and hold basis; on any guaranteed sale, sale or return, sale on approval or other repurchase or return basis; on any billing in advance of shipment or other “pre-billing” basis; or under any payment plan, scheduled installment plan, or other extended payment terms basis, or such Receivable consists of progress billing; or

(m) the Account debtor is located in a state in which Borrower is deemed to be doing business under the laws of such state and such state denies creditors access to its courts in the absence of Borrower’s qualification to transact business in such state or of Borrower’s filing of any reports with such state, unless Borrower has qualified as a foreign corporation authorized to do business in such state and has filed all required reports; or

(n) such Receivable is evidenced by chattel paper or an instrument of any kind which has not been assigned or endorsed and delivered to Lender, or such Receivable has been reduced to judgment; or

(o) such Receivable arises from a sale of goods or services to an individual who is purchasing such goods primarily for personal, family or household purposes; or

(p) Lender does not have a valid and perfected first priority security interest in such Receivable.

“Environmental Law” means each federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation law, statute, ordinance or code relating to the protection of any water or water vapor, any land surface or subsurface, air, fish, wildlife, biota or any other natural resources and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of “hazardous substances” and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of any Governmental unit with respect thereto.

“Equity Interests” of a corporation means all capital and all issued and outstanding stock (whether voting or non-voting, common or preferred), and all outstanding subscriptions, warrants, options, convertible indebtedness, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire capital stock of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Fiscal Quarter” means the three (3) consecutive calendar month period commencing on the first day of the Fiscal Year, and each three (3) consecutive calendar month period in such Fiscal Year commencing on the day immediately following end of the preceding Fiscal Quarter.

“Fiscal Year” means a year of 365 or 366 days, as the case may be, ending on the last day of March in any calendar year.

“GAAP” means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of Borrower, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing.

“Governmental Rules” means all Federal, state and local governmental rules, ordinances and regulations applicable to Borrower or Borrower’s ownership or use of properties or the operation or conduct of its business.

“Governmental Unit” means, with respect to the government of the United States, a State of the United States or a foreign county (a “government”) (a) a subdivision, agency, department, county, parish, municipality or other unit of such government, or (b) an entity exercising executive, legislative, judicial, taxing, law enforcement, regulatory or administrative powers or functions of or pertaining to such government.

“Indebtedness” of a Person means all obligations for borrowed money of any kind or nature, including funded debt and unfunded liabilities, contingent obligations under guaranties or letters of credit or similar financial instruments or accommodations, and all obligations for the acquisition or use of any fixed asset or improvements, including capitalized leases, which are payable over a period longer than one (1) year, regardless of the term thereof or the Person or Persons to whom the same is payable.

“In Transit Inventory” means Inventory described in clause (iii) or (iv) of paragraph (f) of the definition of “Eligible Inventory”, above.

“Lender’s sole discretion” means, that in connection with a determination to be made by Lender under this Agreement, or in connection with an election by Lender to take or refrain from taking an action under this Agreement, Lender may make such determination, or elect to take or not take such action, as applicable, after consideration by Lender of only its own interests, without regard to the effect of such determination or election on Borrower, including but not limited to Borrower’s interests, Borrower’s business or Borrower’s operations.

“Letter of Credit” means each letter of credit, if any, issued to the account of Borrower under the Revolving Credit as further described in the Revolving Credit Sublimit Schedule.

“LIBOR Rate” means the annual rate of interest for deposits in U.S. Dollars for a term of three (3) months as quoted on LIBOR01 Page as of 11:00 a.m. London Time on the second (2nd) Banking Day prior to the date of an Advance until the first day of the first full month following the date of such Advance, and for each calendar month thereafter on the second (2nd) Banking Day prior to the first day of each calendar month, adjusted for reserve requirements and such other requirements as may be imposed by federal, state or local government and regulatory agencies.

“LIBOR01 Page” means the Reuters Screen LIBOR01 Page (or such other page as may replace or substitute the LIBOR01 Page on that service or such other service as may be selected by Lender as the information vendor for the purpose of displaying the London interbank offered rate for U.S. Dollar deposits administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate)).

“Loans” means the Revolving Credit (including all Advances thereof), and all other Indebtedness of Borrower to Lender under the terms of this Agreement.

“Loan Document” means this Agreement and each other agreement, document and instrument delivered by Borrower or any other Person to Lender in connection with the Obligations, the Loans, the Notes, or any other Indebtedness payable to Lender in connection with the transactions contemplated by this Agreement, as the same may be amended, modified, supplemented, extended or restated from time to time.

“Material” and “Materially” mean a level of significance that (a) if capable of reduction to a monetary amount, would be reasonably expected to exceed Ten Thousand and 00/100 Dollars ($10,000.00) individually, or Twenty Five Thousand and 00/100 Dollars ($25,000.00) when aggregated with all other similar matters, and (b) if not capable of reduction to a monetary amount, would have affected any decision of a reasonable Person in Lender’s position regarding whether (i) to enter into this Agreement, or (ii) to consummate the transactions contemplated by this Agreement, or (iii) to continue to make Advances to, or to continue to extend the Loans, in whole or in part, to Borrower.

“Material Adverse Change” means, in Lender’s discretion, any: (a) Material adverse change in the business, assets, operations, profits or condition (financial or otherwise), of Borrower; or (b) Material adverse change in the ability of Borrower to pay or perform the Obligations in accordance with their terms; or (c) Material adverse change in the value, collectability or salability of the Collateral; or (d) the occurrence of any event, development, circumstance or condition, or series of events, developments, circumstances or conditions, that could have a material adverse effect on the validity or enforceability of this Agreement or any of the Loan Documents, or on the perfection or priority of Lender’s security interests in any Collateral; or (e) the occurrence of any event, development, circumstance or condition, or series of events, developments, circumstances or conditions, that could have a material adverse effect on Lender’s practical realization of the benefits, rights and remedies inuring to Lender under this Agreement or under any other Loan Document; or (f) the occurrence of any event, development, circumstance or condition, or series of events, developments, circumstances or conditions, that could materially impair Lender’s security, materially increase Lender’s risks, or materially impair Borrower’s ability to perform under this Agreement or under any of the other Loan Documents.

“Maturity Date” means with respect to the Term Loan the earliest to occur of (a) the maturity date of the Term Loan as provided in the Term Note, (b) the date Lender terminates the Term Loan pursuant to Section 9.2(a), (c) the date on which repayment of the Term Loan, or any portion thereof, becomes immediately due and payable pursuant to Section 9.2(b), and (d) the Revolving Credit Termination Date.

“Note” means a promissory note Authenticated by Borrower and delivered to Lender pursuant to the terms of this Agreement.

“Obligation” means a liability, obligation, covenant or duty owed or owing by Borrower to Lender, of any kind or nature, present or future, whether or not evidenced by any note, guaranty, Supporting obligation or other agreement, document or instrument, whether arising under this Agreement, any other Loan Document or under any other agreement, document, instrument delivered to Lender by Borrower, or by operation of law, whether or not for the payment of money, whether arising in connection with an extension of credit to Borrower or Borrower’s opening, guaranteeing or confirming of a letter of credit, loan, guaranty, indemnification or other financial accommodation, whether direct or indirect (including those acquired by purchase or assignment), absolute or contingent, due or to become due, now or hereafter arising and howsoever acquired including, without limitation, each Loan, Advance, and other Indebtedness payable to Lender, all interest payable to Lender with respect to each Loan, Advance and other Indebtedness payable to Lender, and each charge, cost, expense, fee, and other sum chargeable to Borrower, under this Agreement, under any other Loan Document or any other agreement, document or instrument delivered by Borrower to Lender. The Obligations shall specifically include, but not be limited to (i) Borrower’s obligations to finally and indefeasibly pay to Lender in cash the full principal amounts of all Loans, Notes and other Indebtedness of Borrower to Lender when due, whether upon termination, maturity, demand or acceleration under the terms of the Loan Documents, all interest due and payable thereon, and all fees, costs and expenses payable in connection therewith, and (ii) Borrower’s obligations to perform in full all agreements, covenants and duties of Borrower under the Loan Documents in the manner and at such times as provided by the terms of each such Loan Document.

“Permitted Indebtedness” means Indebtedness incurred by Borrower after the Effective Date (other than the Obligations) for the purpose of acquiring Inventory to be used by Borrower in the ordinary course of Borrower’s business as conducted on the Effective Date (“Inventory Financing”), or for the purpose of purchasing Equity Interests of CBI (“Stock Repurchase Financing”); provided that (a) if Inventory Financing, such Indebtedness is unsecured or if secured is subordinated in right of payment and lien priority to the Obligations on terms satisfactory to Lender in Lender’s sole discretion, and that the creditor with respect to such Inventory Financing has provided Lender with a waiver of all rights and interests (including but not limited to any security interest, lien, charge or other encumbrance) in and to Borrower’s Accounts and Receivables on terms satisfactory to Lender in Lender’s sole discretion, and (b) Lender has consented to such Indebtedness in writing in advance, and (c) all other terms and conditions to such Indebtedness are acceptable to Lender in Lender’s sole discretion.

“Permitted Liens” means:

(a) liens securing the Obligations;

(b) liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to the provisions of ERISA or Environmental Laws) (i) not yet due and payable or (ii) which are being properly contested and for which Borrower has established adequate reserves;

(c) claims of materialmen, mechanics, carriers, warehousemen, processors or landlords arising out of operation of law so long as the obligations secured thereby (i) are not past due or (ii) are being properly contested and for which Borrower has established adequate reserves;

(d) liens consisting of deposits or pledges made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security and similar laws;

(e) liens in equipment (including capital leases) to secure purchase money Indebtedness permitted under Section 8.1, so long as such security interests do not apply to any property of Borrower other than the equipment so acquired, and the Indebtedness secured thereby does not exceed the cost of such equipment; and

(f) security interests, pledges, liens, charges, mortgages or other encumbrances in, to or on any Collateral in favor of any creditor of Borrower other than Lender so long and to the extent that such security interest, pledge, lien, charge, mortgage or other encumbrance is junior and subordinate to the security interests, pledges, liens, charges, mortgages and other encumbrances in, to or on Collateral in favor of Lender pursuant to a subordination agreement executed by Lender.

“Person” means an individual, partnership, limited liability company, limited liability partnership, corporation, joint venture, joint stock company, land trust, business trust, unincorporated organization, or Governmental unit.

“Prime Rate” means, at any time, the prime rate published in the “Money Rates” column of The Wall Street Journal at such time, and in the event that The Wall Street Journal is not available at such time, the prime rate published in another publication as determined by Lender in its discretion.

“Property” means, with respect to a Person, all of such Person’s tangible and intangible property, assets and interests in property and assets, whether personal, real or mixed, owned on the Effective Date or thereafter acquired.

“Receivable” means an Account, Health-care-insurance receivable, credit card receivable, contract right, promissory note, Chattel paper, electronic chattel paper, Instrument and Document, tax refund and right to receive any tax refund, bond, certificate, right to payment for the sale, lease or license of any Inventory, Equipment or General intangible, policy of insurance and Proceeds of insurance, Investment property, Deposit account, book account, credit and reserve, and any form of obligation whatsoever owing, together with all Instruments, all Documents and Certificates of title representing any of the foregoing, and all rights in any merchandise or Goods which any of the same may represent, all files and Records with respect to any collateral or security given by Borrower to Lender, together with any right, title, security, Supporting obligation and guaranty with respect to each Receivable, including any right of stoppage in transit, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

“Reportable Event” has the same definition as provided in Title IV of ERISA.

“Revolving Credit Rate” means a fluctuating rate that, when annualized, is equal to the greatest of (A) the Prime Rate plus the “Prime Rate Index”, (B) the LIBOR Rate plus the “LIBOR Index”, and (C) the “Rate Floor”, as indicated in the chart below:

Rolling 12-Month
EBITDA	Prime Rate Index	LIBOR Index	Rate Floor
Less than $1,000,000	Three percent (3.00%)	Five and one half percent (5.50%)	Six and one quarter percent (6.25%)

$1,000,000 or more but less than $1,500,000	Two and three quarters percent (2.75%)	Five and one quarter percent (5.25%)	Six percent (6.00%)

$1,500,000 or more	Two and one half percent (2.50%)	Five percent (5.00%)	Five and three quarters percent (5.75%)

The Prime Rate Index, LIBOR Index and Rate Floor will be determined by Lender based on Borrower’s EBITDA for the twelve (12) consecutive calendar months ending on the last day of each Fiscal Quarter using the financial information contained in Borrower’s quarterly financial statements delivered to Lender pursuant to Section 6.5 (the “Rolling 12-Month EBITDA”). Lender will determine Borrower’s Rolling 12-Month EBITDA promptly after receipt of Borrower’s quarterly financial statements, but in no event later than five (5) Banking Days following receipt, and will so notify Borrower of Lender’s determination, which will be conclusive absent manifest error. If the Revolving Credit Rate is adjusted based on Lender’s calculation of the Rolling 12-Month EBITDA, the Revolving Credit Rate will be adjusted as of the first (1st) Banking Day following Lender’s receipt of the applicable quarterly financial statements delivered by Borrower. Notwithstanding anything to the contrary contained herein, in the event Borrower fails to deliver quarterly financial statements to Lender as described in Section 6.5 within fifty (50) calendar days of the end of a Fiscal Quarter, the Prime Rate Index, LIBOR Index and Rate Floor shall be determined as if Borrower’s Rolling 12-Month EBITDA is less than $1,000,000 for the 12-month period ending on the last day of such Fiscal Quarter, and any adjustment of the then-applicable interest rate shall occur as of the forty fifth (45) calendar day following the end of the immediately preceding Fiscal Quarter.

“Revolving Credit Termination Date” means the earliest to occur of (a) July 31, 2019, (b) the date Lender terminates the Revolving Credit pursuant to Section 9.2(a), and (c) the date on which repayment of the Revolving Credit, or any portion thereof, becomes immediately due and payable pursuant to Section 9.2(b).

“Settlement Account” means Lender’s account at BMO Harris Bank N.A., Chicago, IL 60603, Account Name: ACF FINCO I LP Concentration Account; Account No. 3098704, ABA No. 071000288, or such other account as Lender may advise Borrower.

“Solvent” means, at any time, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, (c) such Person has not incurred and does not intend to incur, or reasonably believes that it will not incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances.

“Termination Date” means (i) with respect to the Revolving Credit, the Revolving Credit Termination Date, (ii) with respect to any Sublimit of the Revolving Credit, the termination date of such Sublimit as described in the Revolving Credit Sublimit Schedule, and (iii) with respect to the Term Loan, the Maturity Date.

“to Borrower’s knowledge”, “to the knowledge of Borrower” and all variations and derivations of such terms mean (i) the actual individual and/or collective knowledge of any of Borrower’s (as applicable) directors, officers, managing partners, managers, partners or members (if such partner or member is granted with management duties pursuant to the terms of Borrower’s Charter Documents) and senior management (individually and collectively, the “Knowledge Parties”), after due inquiry by each of the Knowledge Parties, and (ii) the individual and/or collective knowledge of any fact, condition, event, occurrence or circumstance that would have come to the attention of any of the Knowledge Parties in the course of discharging his or her duties as a director, officer, managing partner, manager, partner, member or senior manager of Borrower (as applicable) in a reasonable and prudent manner consistent with sound business practices.

“UCC” means the New York Uniform Commercial Code as in effect on the date of this Agreement, and as may be amended or modified after the date of this Agreement; provided, however, in the event that, by reason of mandatory provisions of law, the attachment, perfection or priority of Lender’s security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, then the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for the purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

UCC Definitions. When used in this Agreement, the following terms have the same definitions as provided in Article 9 of the UCC: “Accession”, “Account”, “Account debtor”, “Authenticate” (and all derivations thereof), “Certificate of title”, “Chattel paper”, “Commercial tort claim”, “Deposit account”, “Document”, “Equipment”, “General intangible”, “Goods”, “Health-care-insurance receivable”, “Instrument”, “Inventory”, “Investment property”, “Letter-of-credit right”, “Obligor”, “Proceeds” (as specifically defined in Section 9-102(64) of the UCC), “Record”, “Secondary obligor”, “Secured party”, “Software” and “Supporting obligation”.

EXHIBIT A: NOTICE OF BORROWING

ACF FinCo I LP
580 White Plains Road
Suite 610
Tarrytown, NY 10591

Re: Request for Advance

The undersigned requests the following Advance(s) of the Revolving Credit pursuant to Section 2.1 of the Amended and Restated Loan and Security Agreement dated as of September   , 2014 between Keltic Financial Partners II, LP and the undersigned, as the same may be amended, supplemented or otherwise modified (“Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

Revolving Credit:	$
Letter of Credit Sublimit:	$
Letter of Credit Issued to:	Beneficiary: Address:

Date of issuance:

Number of Letter of Credit amended, renewed or extended:

For Credit to:

CASTLE BRANDS INC.:	$

CASTLE BRANDS (USA) CORP.:	$

Please wire the requested Advance(s) to our operating account number       at        in accordance with the following wire instructions:

     .

Please call the undersigned to confirm receipt of this fax at (      )       .

CASTLE BRANDS INC.	CASTLE BRANDS (USA) CORP.
By:	By:

Name:	Name:

Title:	Title: